Advisory Research MLP & Energy Infrastructure Fund

Subscription Booklet

If you decide not to participate in this offering, please return the Private Placement Memorandum (together with all amendments, appendices, and supplements thereto), this Subscription Booklet and all related documentation to:

Advisory Research MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
 St. Louis, Missouri 63105

Telephone: 314-446-6747
Facsimile: 314-446-1427

Copy No. _____________
Copy for the exclusive use of:

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

Advisory Research MLP & Energy Infrastructure Fund
Subscription Instructions

1.	Please complete, date and sign the Subscription Agreement and Exhibits. Please keep a signed copy of all completed and signed documents for your records.

2.	Please send the original of your completed, dated and signed Subscription Booklet to:

Advisory Research MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri 63105

You may also fax the signed documents to 314-446-1427.

If you are sending in an additional subscription, please send a completed Additional Subscription Form (attached as Exhibit E).

3.
The Fund will accept subscription amounts by wire transfer only.  Please wait until the Fund notifies you that your subscription has been accepted, then wire transfer your subscription amount to the Fund’s demand deposit account according to the instructions on the following page.  To ensure proper processing, please call Marcey Wolter at 314-446-6747 to confirm your wire transfer.

4.
If your subscription is accepted, Advisory Research, Inc. (“Advisory Research”) will countersign your Subscription Agreement to confirm your admission to the Fund and will send you a copy of the countersigned signature page.

5.	Withdrawals. For withdrawals, please refer to Exhibit F.

6.
CONFIDENTIALITY:  Information furnished in your Investor Questionnaire will be kept strictly confidential, except that the Fund and its agents may present the information to such regulatory bodies or other parties as may be appropriate to establish the availability of exemptions from certain securities law registration requirements or the compliance of the Fund and this offering with applicable laws.

QUESTIONS:

Advisory Research MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri 63105
Telephone: 314-446-6747
Fax: 314-446-1427

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

Advisory Research MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri  63105

Re:	Advisory Research MLP & Energy Infrastructure Fund

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby subscribes to purchase shares (the “Shares”) in the amount specified below, in the Advisory Research MLP & Energy Infrastructure Fund (the “Fund”), a series of Investment Managers Series Trust, a Delaware statutory trust.  The Investor understands that the Fund may reject this subscription for any reason.

For purposes of such investment in the Fund, the Investor hereby represents, warrants and agrees as follows:

1.	General Representations and Warranties. The Investor hereby represents and warrants as follows to the Fund :

(a)	General Information. The general information regarding the Investor set forth on Exhibit A attached hereto is true, complete and correct.

(b)
Accredited Investor Status.  The Investor meets one or more of the requirements to qualify as an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended, as indicated on Exhibit B attached hereto.

(c)
Knowledge and Experience.  The Investor has such knowledge and experience in financial, tax and business matters that it is capable of evaluating the merits and risks of acquisition of the Shares and of making an informed investment decision with respect to such investment.

(d)
Investment Intent.  The Investor is acquiring the Shares for its own account, for investment purposes only, and not with a view to the resale or other distribution thereof, in whole or in part. The Investor understands that the Shares have not been registered under federal or state securities laws, and that transfer of its Shares in the Fund and withdrawal from the Fund are restricted except as set forth in the Fund’s Private Placement Memorandum (the “Memorandum”).  The Investor further understands that no state agency or securities or commodities exchange has reviewed the Memorandum, the Fund Agreement, or the private placement of the Shares, or made any finding or determination as to the fairness of an investment in the Fund.

Subscription Agreement

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

(e)
Review of Investment.  The Investor has investigated the purchase of Shares in the Fund to the extent it has deemed necessary or desirable, and has determined that the Shares are a suitable investment for the Investor.  In that connection, (i) the Investor has read and is familiar with the Memorandum, (ii) the Investor has consulted with its own legal, accounting, tax, investment and other advisers to the extent the Investor has deemed necessary, and (iii) the Investor has been given the opportunity to ask questions of and receive answers from the Fund concerning the terms and conditions Memorandum and other matters pertaining to an investment in the Fund, and to obtain such additional information as it deemed desirable to verify the accuracy of such information and to evaluate the merits and risks of the purchase of the Shares.

(f)	Ability to Bear Risks. The Investor is able to bear the economic risks associated with an investment in the Fund.

(g)
Private Offer. The Investor acknowledges that it is not purchasing Shares as a result of, subsequent to, or pursuant to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any Internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to the foregoing.

(h)
Taxpayer Identification.  Under penalty of perjury, the Investor certifies that the taxpayer identification number supplied to the Fund herein is the Investor’s correct taxpayer identification number and that the Investor is not subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code, as amended (“IRC”).  If the Investor is an entity, then (i) it is not a foreign corporation, foreign company, foreign trust or foreign estate, as those terms are defined in the IRC and regulations thereunder, and (ii) if it hereafter becomes such a foreign entity, it will notify the Fund within 60 days thereafter.

(i)	Anti-Money Laundering. The Investor is making the anti-money laundering representations set forth in Exhibit C.

2.	Entity Representations and Warranties. If the Investor is an entity, it hereby further represents and warrants to the Fund as follows:

(a)
Power and Authority.  The Investor has full power and authority to invest in the Fund and purchase Shares, and such investment has been duly approved by all necessary action on behalf of the Investor.  The person signing this Subscription Agreement on behalf of the Investor is duly authorized to do so.

(b)
Participation by Owners.   Under the Investor’s governing documents and in practice, the participation of each beneficial owner of the Investor in the Fund cannot be varied as a result of any election or other decision made by any such beneficial owner.

Subscription Agreement

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

(c)	Substantial Other Activities. The Investor has substantial business activities or investments other than its investment in the Fund and was not formed for the purpose of purchasing Shares in the Fund.

3.
ERISA Representations and Warranties.  If the Investor is an employee benefit plan as defined in the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to ERISA, or a plan as defined in Section 4975(e)(1) of the IRC (an “Employee Benefit Plan”), or has 25% or more of any class of equity interests owned directly or indirectly by one or more Employee Benefit Plans (a “25% Plan-Owned Subscriber”), it hereby further represents and warrants to the Fund as follows:

(a)
Authorization.  The person signing below is either (i) a named fiduciary (who is not a holder of Shares or an affiliate of any such person) with respect to the Investor with authority to cause the Investor to invest in the Fund or (ii) executing this Subscription Agreement pursuant to the proper direction of such a named fiduciary, or (iii) an “investment manager” (as such term is defined under ERISA) which has been properly appointed by a named fiduciary to manage the assets of such plan.  This investment has been duly approved by all other fiduciaries of the Investor whose approval is required, if any, and is not prohibited by ERISA or the IRC or prohibited or restricted by any provisions of the Investor’s governing instruments or of any related agreement or instrument.

(b)
Independent Determination.  The person executing this Subscription Agreement as a named fiduciary (or at the direction of a named fiduciary) of an Employee Benefit Plan or 25%-Plan Owned Subscriber (the “Signer”), has independently determined that, as to the Investor, this investment in the Fund satisfies all applicable requirements of Section 404(a)(1) of ERISA and is not prohibited under Section 406 of ERISA or Section 4975 of the IRC.  The Signer has requested and received from the Fund all information that the Signer, after due inquiry, deemed relevant to such determinations.  The Signer has given appropriate consideration to those facts and circumstances, that given the scope of the Signer’s investment duties, the Signer knows or should know are relevant to this investment, including the role the investment plays in that portion (or those portions) of the Signer’s investment portfolio(s) with respect to which the Signer has investment duties.  The Signer has taken into account that there is a risk of loss of this investment.  Taking into account these factors and all other factors relating to the Fund, the Signer has concluded that this investment is an appropriate part of the overall investment program of the Investor.

(c)
No Investment Advice Given.  The Signer acknowledges that (i) neither the Fund nor any of its affiliates provides any investment advice on a regular basis to the Investor or the Signer, or provided any investment advice that serves as the primary basis of any  investment decisions the Signer makes as to any of the Investor’s assets that would be invested in the Fund, or (ii) the Signer has obtained investment advice independent from the Fund or its affiliates, and has not relied on the  Fund or any of its affiliates, in connection with the Signer’s decision to make an investment in the Fund.

 Subscription Agreement

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

(d)
Investment for Benefit of Plan.  In making an investment in the Fund, the Investor and the Signer are acting solely for the Investor’s benefit and not for the benefit of the Fund or any party in interest (as defined in ERISA) of the Investor.

(e)
Agreement to Give Notice of Certain Changes.  Promptly after the Investor obtains knowledge thereof, the Signer will notify the  Fund in writing of (i) any termination, substantial contraction, merger or consolidation, or transfer of assets of the Investor; (ii) any amendment to the governing instrument(s) of the Investor that materially affects the investments of such Investor or the authority of any named fiduciary or investment manager to authorize investments by such Investor; and (iii) any change in the identity of any named fiduciary or investment manager of the Investor.

4.
Notice of Changes.  The Investor will promptly notify the Fund in writing of any changes in the foregoing representations.  Absent any such notice, such representations shall be deemed made by the Investor at the time of each investment by it in the Fund, and may be relied upon as complete and correct by the Fund.

5.
Circular 230 Disclosure.  To ensure compliance with the United States Department of Treasury Circular 230, the Investor is hereby notified that: (i) any discussion of U.S. federal tax issues in this Subscription Agreement or the Private Placement Memorandum is not intended or written to be relied upon, and cannot be relied upon, by the Investor for the purpose of avoiding penalties that may be imposed on the Investor under the IRC; (ii) such discussion is included herein and in the Private Placement Memorandum by the Fund in connection with the promotion or marketing (within the meaning of Circular 230) by the Fund of the transactions or matters addressed herein and therein; and (iii) the Investor should seek advice based on his or her particular circumstances from an independent tax advisor.

6.
Indemnification.  The Investor agrees to indemnify and hold harmless the  Fund and its agents, each other owner of  Shares against any and all losses, liabilities, claims, damages and expenses (including any expense reasonably incurred in investigating, preparing or defending against any claim whatsoever) related to any false representation or breach of any warranty or agreement contained herein.  If instructions are given by the undersigned by facsimile, the undersigned undertakes to send the original letter of instructions by courier delivery service to the Fund and agrees to keep each of them indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon facsimile instructions.  The Fund may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

7.
Successors of the Investor.  The representations, warranties and agreements in this Subscription Agreement shall be binding on the Investor’s successors, permitted assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of Fund.

 Subscription Agreement

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

8.	Arbitration. Any controversy between the Investor and the Fund involving this Subscription Agreement will be submitted to arbitration on the request of any party to any such controversy

9.	Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which shall be considered an original.

10.
Applicable Law and Jurisdiction.  Except to the extent covered by applicable United States federal law, including without limitation ERISA, this Subscription Agreement and the rights and obligations of the parties hereto with respect to the subscription shall be interpreted and enforced in accordance with, and governed by, the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction.

11.
Florida Investors.  Notwithstanding any other provision of this Subscription Agreement to the contrary, if (i) five or more Florida investors have previously been admitted as Shareholders of the Fund, (ii) the Investor is a Florida resident, and (iii) the Investor is not a bank, a trust company, a savings institution, an insurance company, a dealer, an investment company as defined in the Investment Company Act of 1940 as amended, a pension or profit-sharing trust, or a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933 as amended, then the sale of Shares to the Investor pursuant to this Subscription Agreement is voidable by the Investor either within three days after the first tender of consideration is made by the Investor to the Fund or an agent of the Fund, or within three days after the availability of such privilege is communicated to the Investor, whichever occurs later.

12.
Entirety of Agreement; Amendment.  This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements (whether oral or written), and may not be amended, modified, terminated or revoked except by written agreement of the parties.

* * * * * * * * * * * * * * * * * * * * *
(signature page follows)

Subscription Agreement

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of ________ ___, ____.

AMOUNT INVESTED:_________________________

SIGNATURE FOR INDIVIDUAL INVESTOR	SIGNATURE FOR COMPANY,
CORPORATION, TRUST OR OTHER
ENTITY INVESTOR

(Signature)	(Signature)

(Print Name)	((Print name of Entity Investor)

(Signature of Joint Investor, if any)	(Print Name of Person Signing)

(Print Name of Joint Investor, if any)	(Title of Person Signing)

Execution Page	Subscription Agreement

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

APPROVAL AND ACCEPTANCE

The Advisor hereby approves and accepts the above subscription to acquire Shares.

Dated: ___________________

Advisory Research, Inc.

By:
Name:
Title:

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

WIRE TRANSFER INSTRUCTIONS:

UMB Bank, n.a.
1010 Grand Boulevard
Kansas City, MO 64106
ABA #: 101000695
Acct #: 9871916707
for further credit to

Advisory Research MLP & Energy Infrastructure Fund
Acct#	_____________
Ref:	__________________________________
Legal Name of Subscriber

The UMB contact phone  # 1-800-894-6694 .

Please notify Marcey Wolter from Advisory Research at 314-446-6747 when the wire transfer has been executed.

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT A
GENERAL INVESTOR INFORMATION

Please provide the following information as to the Investor, not any person completing this Subscription Agreement on the Investor’s behalf, except that if you are acting as a custodian for a minor whose funds will be invested, please so indicate and complete the information as to both yourself and the minor.  If the Shares will be held by more than one person in joint tenancy or as tenants in common (as opposed to as community property), please provide all information for each joint Investor.

General Information

Full Name of Investor (or custodian):__________________________________________

Investor’s Social Security or, if an entity, Taxpayer ID No.:_______________________

Date of Birth: __________________________________________

Mailing	Business
Address:	Address:

Home	Business
Phone:	Phone:

Home	Business
Fax:	Fax:

Email Address:

Registered Address, if different than Mailing Address: ________________________________________________________

Wire Transfer Instructions (for dividends or redemptions proceeds):

Bank:

Bank Address: __________________________________________________

ABA#:

Address:

Bank Account Number:

Bank Account Name:

For Further Credit Information, if any:

Subscription Agreement – Exhibit A

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

Other Contact Information:

Marital Status (if applicable):

[  ]  Married               [  ]  Single               [  ]  Divorced                   [  ]  Other:__________________

State (or country, if outside the United States) of principal residence: ____________________.
If the Investor is a custodian and minor’s state of residence is different from the Investor’s, list minor’s state of residence: __________________________.

Investor’s Education

College/University                                                           Degree/Major                                                   Year

Employment of Investor

Name and address of employer

Nature of employment

If self-employed, nature of business

Other Experience of Investor:
Other positions/background related
to financial business, accounting,
economics, taxation or investment
matters that demonstrate investment
sophistication

Subscription Agreement – Exhibit A

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

Proposed Form of Ownership:  Please check appropriate box:

[ ] Individual	[ ] Trust	[ ] IRA – Please see Exhibits G & H

[ ] Company	[ ] Employee Benefit Plan

[ ] Corporation	[ ] Limited Liability Company	[ ] Joint/Tenants in
Common with Spouse

[ ] Joint/Tenants In	[ ] Limited Partnership	[ ] Other: __________________
Common with Person
other than Spouse

If Investor is a corporation, trust, company, association or other entity, please identify which type of entity, the jurisdiction under the laws of which Investor is organized and existing, and the jurisdiction where Investor’s principal place of business is located:

 Employee Benefit Plan Information

[ ]	Yes	[ ] No	Investor is an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not the plan is subject to ERISA), or a plan as described in IRC Section 4975(e)(1).

[ ]	Yes	[ ] No
Investor’s underlying assets include “plan assets”, either by reason of investment by “benefit plan investors” (as defined in 29 C.F.R. 2510.3-101(f)) in a class of equity interests of Investor in an amount equal to 25% or more of the value of such class of equity interests (excluding for this purpose the value of any equity interests held by any person, other than a benefit plan investor, that has any discretionary authority or control with respect to the assets of the Investor or provides investment advice for a fee with response to such assets, or any affiliate of any such person), or for any other reason.

Certain Investment Companies

[ ]	Yes	[ ] No
Investor is a “private investment company” — i.e., an entity that would be an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) but for an exclusion under either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

If “Yes,” Investor represents and warrants that the number of persons who “beneficially own outstanding securities of Investor (other than its short term paper) within the meaning of Section 3(c)(1) of the Investment Company Act is as follows: ________.

Duplicate Reports

If duplicate reports should be sent to an accountant, business manager, or other adviser, provide the following information for each person authorized to receive them (please attach additional pages if needed):

Name:
Address:

Telephone:	Fax:

Subscription Agreement – Exhibit A

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT B
ACCREDITED INVESTOR STATUS

To ensure that the offering of Shares in the Fund is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), each investor must be an “accredited investor” as such term is defined in Regulation D under the 1933 Act.  The categories of accredited investors are listed below.

Please check all boxes below that describe Investor.  If Investor is a custodian acting for one or more minors, responses below should apply to each minor, not to the custodian.  As used herein, “net worth” means the excess of total assets at fair market value, including homes (excluding the value of the Investor’s primary residence), home furnishings and automobiles, over total liabilities.1

[ ]	Individual with $1 Million Net Worth. A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

[ ]
Individual with $200,000 Individual Annual Income.  A natural person (not an entity) who had an individual income in excess of $200,000 in each of preceding two years and has a reasonable expectation of reaching same income level in current year.

[ ]
Individual with $300,000 Joint Annual Income.   A natural person (not an entity) who had joint income with his or her spouse in excess of $300,000 in each of preceding two years and has a reasonable expectation of reaching same income level in current year.

[ ]	Corporations or Partnerships. A corporation, partnership, or similar entity that has at least $5 million of assets and was not formed for the specific purpose of acquiring Shares.

[ ]	Revocable Trust. A trust that is revocable by its grantors and each of whose grantors is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

[ ]	IRA or Similar Benefit Plan. An IRA, Keogh or similar benefit plan that covers only a non-employee natural person who can check one of the above boxes.

[ ]
Participant-Directed Employee Benefit Plan Account.  A participant-directed employee benefit plan (e.g., many 401(k) plans), investing at the direction of and for the account of a participant who is a natural person who can check one of the above boxes.

[ ]
Other ERISA Plan.  An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) other than a participant-directed plan (i) with total assets of at least $5 million or (ii) for which investment decisions (including the decision to purchase Shares) are made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, registered investment adviser, savings and loan association, or insurance company.

1 The value of the primary residence is calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property.  Indebtedness secured by the residence in excess of the value of the primary residence and indebtedness secured by the primary residence that is incurred less than sixty (60) days prior to the Investor’s purchase of an Interest (other than in connection with the acquisition of the primary residence) should be considered a liability and deducted from the Investor’s net worth.

Subscription Agreement – Exhibit B

B-1

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

[ ]
Government Benefit Plan.  A plan established and maintained by a state, its political subdivisions (e.g., municipalities), or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets of at least $5 million.

[ ]
Irrevocable Trust. A trust (other than an ERISA employee benefit plan) that (i) is not revocable by its grantor(s), (ii) has at least $5 million of assets, (iii) was not formed for the specific purpose of acquiring Shares, and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Fund.

[ ]
Non-Profit Entity.  An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), that was not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5 million (including endowment, annuity and life income funds), as shown by the organization’s most recent audited financial statements.

[ ]
Other Institutional Investor (check one).  [  ] A bank, as defined in Section 3(a)(2) of the 1933 Act (whether acting for its own account or in a fiduciary capacity); [  ] a “savings and loan association,” building and loan association,” “cooperative bank,” “homestead association” or similar institution, as such terms are defined in Section 3(a)(5)(A) of the 1933 Act (whether acting for its own account or in a fiduciary capacity); [  ] a broker-dealer registered under the Securities Exchange Act of 1934, as amended; [  ] an insurance company, as defined in Section 2(a)(13) of the 1933 Act; [  ] an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); [  ] a “business development company,” as defined in Section 2(a)(48) of the Investment Company Act; [  ] a small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, or [  ] a “business development company,” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

[ ]	Entity Owned Entirely by Accredited Investors. A corporation, partnership, or other entity each of whose equity owners’ net worth exceeds $1 million meets this test.

Attach information about the name and qualification of each such accredited investor.

Subscription Agreement – Exhibit B

B-2

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT C

ANTI-MONEY LAUNDERING REPRESENTATIONS

(a)
The Investor acknowledges that the Fund seeks to comply with all applicable laws and regulations concerning anti-money laundering and terrorist financing or other related activities.  The Investor represents that the amounts it contributes to the Fund are not and will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and that acceptance by the Fund of such funds will not breach any such laws or regulations.  Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (the lists of OFAC prohibited countries, territories, persons and entities can be found at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx).  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(b)
The Investor represents and warrants that none of (i) the Investor, (ii) any person controlling or controlled by the Investor, (iii) if the Investor is a privately held entity (including a corporation, limited liability company, trust or partnership), to the best of the Investor’s knowledge after conducting due diligence, any person having a beneficial interest in the Investor, or (iv) to the best of the Investor’s knowledge after conducting due diligence, any person for whom the Investor is acting as agent or nominee in connection with this investment, is (x) a country, territory, individual or entity named on an OFAC list (or such other applicable lists), or is a person or entity prohibited under the OFAC Programs (or such other applicable programs), or resident in, organized or chartered under the laws of a jurisdiction that has been designated by the Secretary of the U.S. Treasury Department under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns, or (y) is a senior foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure.

2  A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not); a senior official of a major non-U.S. political party; or a senior executive of a non-U.S. government-owned commercial enterprise.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

3  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

Subscription Agreement – Exhibit C

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

(c)
To the extent that the Fund requests evidence of the Investor’s identity, the Investor agrees to provide such evidence and will represent and warrant that the information provided is genuine and all related information provided is accurate. The Investor acknowledges that due to anti-money laundering requirements operating within jurisdictions, the Fund may require, and reserves the right to request,  further identification of the Investor before an application or withdrawal request can be processed and the Fund shall be held harmless and indemnified against any loss arising as a result of a failure to process the application or withdrawal request if such information as has been required by the parties referred to has not been provided by the Investor.  The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares.  The Investor waives any right of legal action in the event of any loss suffered as a result of any refusal by the Fund to process a subscription, transfer or withdrawal of Shares pending receipt of any requested verifications of identity or other information in connection therewith.

(d)
If the Investor is investing for its own account, the Investor represents and warrants that: (i) the Investor is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other individual or entity, (ii) no other individual or entity will have a beneficial or economic interest in the Shares for which the Investor hereby subscribes, and (iii) the amounts contributed to the Fund by the Investor originated directly from a bank or brokerage account in the name of the Investor.  If the Investor is an intermediary investing in its own name on behalf of other investors, the Investor represents and warrants that: (i) the Investor is subscribing for Shares as a record owner in its capacity as an agent, representative or nominee on behalf of one or more investors (the “Underlying Investors”) and agrees that the representations, warranties and covenants made herein are made by it on behalf of itself and the Underlying Investors, (ii) the amounts contributed to the Fund with respect to the Underlying Investors originated directly from a bank or brokerage account in the name of the Underlying Investors, (iii) the Investor has all requisite power and authority from the Underlying Investors to execute and perform the obligations undertaken herein, (iv) the Investor has carried out agreed identification procedures with regard to all Underlying Investors, and (v) the Investor has established the identity of all Underlying Investors, holds evidence of such identities and will make such information available to the Fund upon request.  The Investor acknowledges that additional investments by the Investor may be refused and/or a request for withdrawal may be delayed or declined if the Fund reasonably believes it does not have satisfactory evidence of the Underlying Investors’ and the Investor’s identity.

(e)
If the Investor is a non-U.S. banking institution (a “Foreign Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Investor represents and warrants to the Fund that (i) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (ii) the Foreign Bank employs one or more individuals on a full-time basis; (iii) the Foreign Bank maintains operating records related to its banking activities; (iv) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (v) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

Subscription Agreement – Exhibit C

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

(f)
The Investor acknowledges that if any of the foregoing representations, warranties or covenants ceases to be true or if the Fund no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Fund may, by law, be required to freeze the Investor’s investment in the Fund, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Investor’s investment may immediately be involuntarily withdrawn by the Fund.  If the Fund is required to take any of the foregoing actions, the Investor understands and agrees that the Investor shall have no claim against the Fund or any of its affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

(g)	The Investor understands and agrees that any distributions paid to it will only be paid to an account in the Investor’s name, unless the Fund, in its sole discretion, agrees otherwise.

(h)
The Investor understands that the Fund may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if required by law or if the Fund, in its sole discretion, determines that it is in the best interests of the Fund in light of relevant rules and regulations under the laws set forth above.

(i)
The Investor understands and agrees that its personal information will be handled by the Fund in accordance with all applicable state and federal laws.  The Investor understands and agrees that its information will be processed for the purposes of carrying out the activities of the Fund and to comply with legal obligations including legal obligations under applicable state and federal laws and anti-money laundering legislation.  The Investor agrees that the Fund will disclose the Investor’s information for the Fund’s legitimate business interests, to any: (i) company in the Fund’s group of companies or, (ii) agent of the Fund, including any administrator of the Fund.  The Fund may also disclose the Investor’s information to other third parties such as auditors, legal counsel, regulators or agents of the Fund who process investor related data for anti-money laundering purposes or compliance with U.S. or foreign regulatory requirements.

(j)
If the Investor is a financial institution (as defined under the USA PATRIOT Act), the Investor represents that it has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and has obtained appropriate background information regarding all of the officers, managers, directors, trustees and beneficial owners of the Investor.

Subscription Agreement – Exhibit C

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT D

DIVIDENDS AND DISTRIBUTIONS ELECTION

The Fund will make distributions of net investment income quarterly and capital gains, if any, at least annually, typically in December.  The Fund may make an additional payment of dividends or distributions if it deems it desirable at any other time during the year.

Please choose one of the following dividend and distribution choices:

[ ]	All dividends and distributions will be reinvested in Fund Shares.

[ ]	Receive net investment income dividends in cash, while reinvesting capital gain distributions in additional Fund Shares.

[ ]	Receive all dividends and distributions in cash.

All dividends or distributions elected to be taken in cash will be wired to the instructions on record for your account.

Subscription Agreement – Exhibit D

D-1

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT E

ADDITIONAL SUBSCRIPTION FORM

Dated:  __________, _____

Advisory Research MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri  63105

Re: ___________________________________________________
(Investor Name – As recorded on Fund records)

Ladies and Gentlemen:

The undersigned hereby wishes to contribute additional capital to subscribe for additional Shares in Advisory Research MLP & Energy Infrastructure Fund.  The undersigned shall contribute such capital by making a payment by wire in the manner indicated on the attached payment information sheet.  Please indicate amount to be invested.

Total Subscription Amount   $______________________

Anticipated Subscription Date      _______________________
(Will be invested for subscription date once wire is received and transaction is in good order)

The undersigned acknowledges that:  (i) the undersigned is purchasing additional Shares on the terms and conditions contained in the Private Placement Memorandum of the Fund, as amended from time to time, and the Subscription Agreement previously executed by the undersigned and accepted by the Fund, and (ii) the representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all material respects as of the date set forth.  THE UNDERSIGNED AGREES TO NOTIFY THE FUND PROMPTLY SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Dated:  _______________, ________

For Corporation, Fund, Trust or Other Entity Investor:	For Individual Investors:

Print Name:

(Print Name of Entity)	(Signature)

(If any Joint Limited Partners)

By:

Print Name:	Print Name:

Title:
(Signature)

Subscription Agreement – Exhibit E

E-1

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT F
WITHDRAWAL REQUEST

Dated:  _________, _____

Advisory Research MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri  63105

Re:___________________________________________________________________
(Investor Name-as recorded on Fund records)

Dear Sirs:

The Investor hereby requests that Advisory Research MLP & Energy Infrastructure Fund shall redeem:1

___________   all of the Investor’s Shares of the Fund.

_________       Shares of Fund owned by Investor equal to $__________.

Information Regarding Minimum Investments Requirements:

The Fund reserves the right to redeem all Shares in your account if your balance falls below the Fund’s minimum initial investment requirement due to redemption activity.  In these circumstances, the Fund will notify you in writing and request that you increase your balance above the minimum initial investment amount within 30 days of the date of the notice.  If, within 30 days of the Fund’s written request, you have not increased your account balance, your Shares will be redeemed.  The Fund will not require that your Shares be redeemed if the value of your account drops below the investment minimum due to fluctuations of the Fund’s NAV.

1 Withdrawal Requests will not be processed until the Fund has received all documents and other information it requires in accordance with applicable laws and Fund policies.

Subscription Agreement – Exhibit F

F-1

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

Updated Wire Instruction Information:

If the wire instructions for the account to which the cash proceeds of the Shares to be sent are different from the original instructions as disclosed in the Subscription Agreement, please note the updated wire transfer instructions below.  I understand that the Fund assumes  no responsibility for paying funds per the revised instructions.  ______________ (initials)

Name of Bank:

Address of Bank:

ABA Number/SWIFT Code:
Beneficiary Bank (if applicable):
ABA Number/SWIFT Code:
Bank Account Number:

For Further Credit Account Number (if applicable):

Bank Account Name:
REF (if any):

Very truly yours,

Signature of Investor

(Print name)

Mailing Address

WITHDRAWAL REQUESTS MUST BE UNCONDITIONAL.

Subscription Agreement – Exhibit F

F-2

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

# EXHIBIT G

# Advisory Research Individual Retirement Account (IRA) Application

**Mailing Address:**

**Advisory Research**
8235 Forsyth Boulevard, Ste 700
St. Louis, Missouri 63105

Use this form to open a Traditional, SEP or ROTH Individual Retirement Account ("IRA").

**To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, you will be asked for your name, date of birth (for a natural person), your residential address or principal place of business, and mailing address, if different, as well as your Social Security Number or Taxpayer Identification Number. Additional information is required for corporations, partnerships and other entities. Applications without such information will not be considered in good order. The Fund reserves the right to deny applications if the application is not in good order.**

**I would like to establish the following:**

❑ **Traditional IRA** ❑ **Roth IRA** ❑ **SEP IRA**

Is the IRA selected above comprised of inherited assets?
❑ Yes ❑ No

Are you the spousal and sole beneficiary treating the IRA as your own?
❑ Yes ❑ No

## 1. Account Registration *(select one)*

Depositor Social Security Number

Depositor (first, middle, last)

Depositor Date of Birth

**If the Depositor is a minor:**

Responsible Person's Social Security Number

Responsible Person's Name (first, middle, last)

Responsible Person's Date of Birth

## 2. Permanent Address

*Applications will only be accepted if they contain a U.S. street address. No P.O. boxes.*

Address

City State ZIP

Daytime Telephone Evening Telephone

E-mail Address

❑ **Mailing Address** or ❑ **Additional Address**
Send copies of confirmations and statements for this account to:

Name

Address

City State ZIP

## 3. Funding the IRA

G-1 Subscription Agreement Exhibit- G

A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

This IRA will be funded with the following type of contribution *(select one)*:

❑ Annual IRA Contribution For

Tax Year_______ $_______________

Tax Year_______ $_______________

❑ Transfer from a like IRA at another institution (Ex. Roth IRA to Roth IRA)*

❑ SEP IRA employer contribution for

Tax Year_______ $_______________

❑ Recharacterization*
- ❑ Traditional IRA to a Roth IRA or,*
- ❑ Roth IRA to a Traditional IRA*

❑ Conversion to Roth IRA
- ❑ From a Traditional IRA or,
- ❑ From a Qualified Plan

❑ Rollover from an existing IRA or Qualified Retirement Plan

**If this transaction is a transfer or a conversion from another institution, you will also need to complete and sign a* ***Advisory Research*** *Funds IRA Transfer Form.*

## 4. Investment Instructions

*The minimum initial investment is $5,000,000.*

**I would like to invest in:**

$__________ **Advisory Research** MLP & Energy Infrastructure Fund (790)

All dividends or capital gains generated by **Advisory Research** Funds will be automatically reinvested into additional Shares of the same Fund.

## 5. Bank Information *(Voided check required.)*

You must complete this section if you would like the ability to add to your account electronically or have redemption proceeds sent to your bank electronically. Please attach a voided, unsigned check or deposit slip for this bank account.

Bank Name Bank Phone Number

Bank Address City State ZIP

Name(s) on Bank Account

Bank Account Number ABA Number

This is a:

❑ **Checking Account** or ❑ **Savings Account**

*If information on voided check differs from information on this application, the information from the voided check will be used.*

## 6. Beneficiary Designation

As participant of this IRA, you designated that any funds remaining in the IRA at your death shall be paid in the percentages below to the primary beneficiaries who succeed you. If no percentages are indicated, then assets will be divided equally. The interest of a Primary Beneficiary who predeceases you shall terminate and the percentage share(s) of all surviving Primary Beneficiary(ies) shall increase on a pro rata basis.

You may revoke or alter your IRA Beneficiary Designation at any time by completing a Beneficiary Change Form. Your IRA beneficiary designation must be delivered to the Custodian. The most current beneficiary designation on file with the Custodian at the time of death will govern. The Custodian may conclusively relay on information provided by you without any duty to verify or inquire into its validity.

**PRIMARY BENEFICIARY:**

Name of Beneficiary

Street Address *(PO Box not acceptable)*

City State ZIP

Social Security Number Date of Birth

Relationship % of Account

If the person(s) listed above as Primary Beneficiary(ies) is(are) not living at your death, you designate the following Secondary Beneficiary(ies). The funds remaining in this IRA at your death shall then be paid in the percentages indicated below (in the absence of any percentages, the account shall be divided into equal Shares) to the Secondary Beneficiary(ies) who survive you. The interest of a Secondary Beneficiary who predeceases you shall terminate and the percentage share(s) of all surviving Secondary Beneficiary(ies) shall increase on a pro rata basis.

**ADDITIONAL BENEFICIARY(IES):**

❑ **Primary Beneficiary**

❑ **Secondary Beneficiary**

Name of Beneficiary

Street Address *(PO Box not acceptable)*

City State ZIP

G-2

**Subscription Agreement Exhibit- G**

A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

Social Security Number    Date of Birth

Relationship    % of Account

❒ **Primary Beneficiary**
❒ **Secondary Beneficiary**

Name of Beneficiary

Street Address *(PO Box not acceptable)*

City    State    ZIP

Social Security Number    Date of Birth

Relationship    % of Account

**All Designated Beneficiaries must have a valid social security number.** If you require additional beneficiaries, please provide the same information on a separate page.

**Spousal Consent** *(if applicable)*
Spousal consent is required in community property and marital property states where an IRA depositor wishes to name a beneficiary other than, or in addition to, his/her spouse. A depositor's spouse who resides in a community property or marital property state must sign the consent below.

*I hereby consent to and join in the designation of the beneficiary listed in this section. I give the depositor any interest I have in the funds deposited in this account.*

Signature of Spouse    Date

## 7. Withholding Election (Substitute W-4P)

The distributions you received from your IRA are subject to Federal income tax withholding at a rate of 10% unless you indicate otherwise below. Withholding will apply to the total amount of the distribution, whether taxable or not. You may elect not to have withholding apply to you. If you elect not to have withholding apply to your distribution payments, or if you do not have enough Federal income tax withheld from your distribution, you may incur penalties under the estimated tax rules. You may change your withholding election for future distributions by completing an IRA Withholding Election Change Form.

❑ Please withhold ________ % (Must be greater than 10%) Federal income tax from my distributions.

❑ Please do not withhold any Federal income tax from my distributions. (**Must have U.S. Residence on file.**)

## 8. Acknowledgement and Signature

By signing this agreement, you as the Depositor and UMB Bank, n.a. as the Custodian agree to be bound by the terms, conditions and provisions of the Custodial Account Agreement and Disclosure Statement that is currently in effect and as may be amended from time to time. You acknowledge that you have received and read the Disclosure Statement relating to this account and that you have independently obtained the legal and tax advice you deem necessary. You also agree that you have received and read the Prospectus for the Fund(s) selected for this IRA. In addition, as Depositor you certify that: (1) all contributions that you make to the IRA meet the requirements of the Internal Revenue Code governing such contributions; (2) you understand and accept any applicable fees that are a part of this agreement; (3) you will promptly provide instructions to the Custodian necessary to enable the Custodian to carry out its duties under this agreement.

You certify that you understand the risk factors and special considerations associated with investing in the Fund(s) as outlined in the Prospectus, including the possibility of losing all of your investment. Furthermore, you acknowledge the suitability of this investment in your investment portfolio.

**Under penalties of perjury, I certify that:**
**(1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).**

**The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

If the IRA account is for a minor, the Responsible Person must also sign. By signing below, the Responsible Person acknowledges receipt of, and agrees to be bound by, the additional terms and conditions that apply to custodial accounts established for minors.

**The Depositor and UMB Bank, n.a. as Custodian hereby execute this IRA Account Application as of the date below.**

Your Signature    Date

Responsible Person's Signature *(if applicable)*    Date

**G-3**    **Subscription Agreement Exhibit- G**

A/75964416.3

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

**EXHIBIT H**

# Advisory Research Funds

## TRADITIONAL INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT & DISCLOSURE STATEMENT

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-1
Subscription Agreement – Exhibit H
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

Form **5305-A** **Traditional Individual Retirement Custodial Account**

(Rev. March 2002)
Department of the Treasury
Internal Revenue Service

(Under Section 408(a) of the Internal Revenue Code)

This Agreement is made between UMB Bank, n.a. as custodian (hereinafter referred to as "Custodian") and the individual (hereinafter referred to as "Depositor") who signs the accompanying Adoption Agreement. If the Depositor has previously adopted this Individual Retirement Custodial Account ("IRA") in any earlier form, by signature to the Adoption Agreement he or she adopts the amended IRA in the form as hereby restated.

The Depositor is establishing (or adopting an amendment to) an individual retirement account (under section 408(a) of the Internal Revenue Code) for the exclusive benefit of the individual or his or her beneficiaries. The Custodian has given the Depositor the disclosure statement required under the Income Tax Regulations under 1.408-6 of the Regulations. Unless the accompanying Adoption Agreement is signed by Depositor to adopt an amended and restated IRA, Depositor has made an initial cash contribution to the IRA concurrently with the execution of the Adoption Agreement. The Depositor and Custodian make the following Agreement.

**Article I**

1.01 Except in the case of a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16), an employer contribution to a simplified employee pension plan as described in section 408(k) or a recharacterized contribution described in section 408A(d)(6), the Custodian will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution limit is increased to $4,000 for tax years 2005 through 2007, and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000 for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

**Article II**

2.01 The Depositor's interest in the balance in the custodial account is nonforfeitable.

**Article III**

3.01 No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

3.02 No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

**Article IV**

4.01 Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and the regulations thereunder, the provisions of which are herein incorporated by reference.

4.02 The Depositor's entire interest in the custodial account must be, or begin to be, distributed not later than the Depositor's required beginning date, April 1 following the calendar year in which the Depositor reaches age 70½. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

- (a) A single sum; or
- (b) Payments over a period not longer than the life of the Depositor or the joint lives of the Depositor and his or her designated beneficiary.

4.03 If the Depositor dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

- (a) If the Depositor dies on or after the required beginning date and:
  - (i) the designated beneficiary is the Depositor's surviving spouse , the remaining interest will be distributed over the surviving spouse's life expectancy , as determined each year until such spouse's death, or over the period in paragraph 4.03(a)(iii) below, if longer. Any interest remaining after the spouse's death will be distributed over such spouse's remaining life expectancy as determined in the year of the spouse's death and reduced by 1 for each subsequent year, or, if distributions are being made over the period in paragraph 4.03(a)(iii) below, over such period.
  - (ii) the designated beneficiary is not the Depositor's surviving spouse, the remaining interest will be distributed over the beneficiary's remaining life expectancy as determined in the year following the death of the Depositor and reduced by 1 for each subsequent year, or over the period in paragraph 4.03(a)(iii) below if longer.
  - (iii) There is no designated beneficiary, the remaining interest will be distributed over the remaining life expectancy of the Depositor as determined in the year of the Depositor's death and reduced by 1 for each subsequent year.
- (b) If the Depositor dies before the required beginning date, the remaining interest will be distributed in accordance with (i) below or, if elected or there is no designated beneficiary, in accordance with (ii) below:
  - (i) The remaining interest will be distributed in accordance with paragraphs 4.03 (a)(i) and 4.03 (a)(ii) above (but not over the period in paragraph 4.03(a)(iii), even if longer), starting by the end of the calendar year following the year of the Depositor's death. If, however, the designated beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the Depositor would have reached age 70½. But, in such case, if the Depositor's surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with paragraph 4.03(a)(ii) above (but not over the period in paragraph 4.03(a)(iii), even if longer), over such spouse's designated beneficiary's life expectancy, or in accordance with 4.03(b)(ii) below if there is no such designated beneficiary.
  - (ii) The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor's death.

4.04 If the Depositor dies before his or her entire interest has been distributed and if the designated beneficiary is other than the Depositor's surviving spouse, no additional contributions may be accepted in the account.

4.05 The minimum amount that must be distributed each year, beginning with the year containing the Depositor's required beginning date, is known as the "required minimum distribution" and is determined as follows:

- (a) The required minimum distribution under paragraph 4.02(b) for any year, beginning with the year the Depositor reaches age 70½, is the Depositor's account value at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a)(9)-9. However, if the Depositor's designated beneficiary is his or her surviving spouse , the required minimum distribution for a year shall not be more than the Depositor's account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Regulations section 1.401(a)(9)-9. The required minimum distribution for a year under this paragraph 4.05 (a) is determined using the Depositor's (or, if applicable, the Depositor and spouse's) attained age (or ages) in the year.
- (b) The required minimum distribution under paragraphs 4.03(a) and 4.03(b)(i) for a year, beginning with the year following the year of the Depositor's death (or the year the Depositor would have reached age 70½ , if applicable under paragraph 4.03(b)(i)) is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 4.03(a) and 4.03(b)(i).
- (c) The required minimum distribution for the year the Depositor reaches age 70½ can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10) H-2 **Subscription Agreement – Exhibit H**

A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet**

4.06 The owner of two or more traditional IRAs may satisfy the minimum distribution requirements described above by taking from one traditional IRA the amount required to satisfy the requirement for another in accordance with the regulations under section 408(a)(6).

## *Article V*

5.01 The Depositor agrees to provide the Custodian with all information necessary to prepare any reports required by section 408(i) and Regulation sections 1.408-5 and 1.408-6.

5.02 The Custodian agrees to submit to the Internal Revenue Service (IRS) and Depositor the reports prescribed by the IRS.

### Article VI

6.01 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles inconsistent with section 408(a) and the related regulations will be invalid.

### Article VII

7.01 This agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

### Article VIII

8.01 **Applicable Law**: This Custodial Agreement shall be governed by the laws of the state where the Trust resides. The term Depositor also includes the Depositor's Beneficiary, where appropriate throughout this Agreement

8.02 **Annual Accounting**: The Custodian shall, at least annually, provide the Depositor or Beneficiary (in the case of death) with an accounting of such Depositor's account. Such accounting shall be deemed to be accepted by the Depositor or the Beneficiary, if the Depositor or Beneficiary does not object in writing within 60 days after the mailing of such accounting statement.

8.03 **Amendment**: The Depositor irrevocably delegates to the Custodian the right and power to amend this Custodial Agreement. Except as hereafter provided, the Custodian will give the Depositor 30 days prior written notice of any amendment. In case of a retroactive amendment required by law, the Custodian will provide written notice to the Depositor of the amendment within 30 days after the amendment is made, or if later, by the time that notice of the amendment is required to be given under regulations or other guidance provided by the IRS. The Depositor shall be deemed to have consented to any such amendment unless the Depositor notifies the Custodian to the contrary within 30 days after notice to the Depositor and requests a distribution or transfer of the balance in the account.

8.04 **Resignation and Removal of Custodian**:

(a) The Custodian may resign and appoint a successor trustee or custodian to serve under this agreement or under another governing agreement selected by the successor trustee or custodian by giving the Depositor written notice at least 30 days prior to the effective date of such resignation and appointment, which notice shall also include or be provided under separate cover a copy of such other governing instrument, if applicable, and the related disclosure statement. The Depositor shall then have 30 days from the date of such notice to either request a distribution of the entire account balance or designate a different successor trustee or custodian and notify the Custodian of such designation. If the Depositor does not request distribution of the account balance or notify the Custodian of the designation of a different successor trustee or custodian within such 30 day period, the Depositor shall be deemed to have consented to the appointment of the successor trustee or custodian and the terms of any new governing instrument, and neither the Depositor nor the successor shall be required to execute any written document to complete the transfer of the account to the successor trustee or custodian. The successor trustee or custodian may rely on any information, including beneficiary designations, previously provided by the Depositor to the Custodian.

(b) The Depositor may at any time remove the Custodian and replace the Custodian with a successor trustee or custodian of the Depositor's choice by giving 30 days notice of such removal and replacement. The Custodian shall then deliver the assets of the account as directed by the Depositor. However, the Custodian may retain a portion of the assets of the IRA as a reserve for payment of any anticipated remaining fees and expenses, and shall pay over any remainder of this reserve to the successor trustee or custodian upon satisfaction of such fees and expenses.

(c) The Custodian may resign and demand that the Depositor appoint a successor trustee or custodian of this IRA by giving the Depositor written notice at least 30 days prior to the effective date of such resignation. The Depositor shall then have 30 days from the date of such notice to designate a successor trustee or custodian, notify the Custodian of the name and address of the successor trustee or custodian, and provide the Custodian with appropriate evidence that such successor has accepted the appointment and is qualified to serve as trustee or custodian of an individual retirement account.

(1) If the Depositor designates a successor trustee or custodian and provides the Custodian evidence of the successor's acceptance of appointment and qualification within such 30-day period, the Custodian shall then deliver all of the assets held by the Custodian in the account (whether in cash or personal or real property, wherever located, and regardless of value) to the successor trustee or custodian.

(2) If the Depositor does not notify the Custodian of the appointment of a successor trustee or custodian within such 30 day period, then the Custodian may distribute all of the assets held by the Custodian in the account (whether in cash or personal or real property, wherever located, and regardless of value) to the Depositor, outright and free of trust, and the Depositor shall be wholly responsible for the tax consequences of such distribution.

In either case, the Custodian may expend any assets in the account to pay expenses of transfer (including re-registering the assets and preparation of deeds, assignments, and other instruments of transfer or conveyance) to the successor trustee or custodian or the Depositor , as the case may be. In addition, the Custodian may retain a portion of the assets as a reserve for payment of any anticipated remaining fees and expenses. Upon satisfaction of such fees and expenses, the Custodian shall pay over any remainder of the reserve to the successor trustee or custodian or to the Depositor, as the case may be.

8.05 **Custodian's Fees and Expenses**:

(a) The Depositor agrees to pay the Custodian any and all fees specified in the Custodian's current published fee schedule for establishing and maintaining this IRA, including any fees for distributions from, transfers from, and terminations of this IRA. The Custodian may change its fee schedule at any time by giving the Depositor 30 days prior written notice.

(b) The Depositor agrees to pay any expenses incurred by the Custodian in the performance of its duties in connection with the account. Such expenses include, but are not limited to, administrative expenses, such as legal and accounting fees, and any taxes of any kind whatsoever that may be levied or assessed with respect to such account.

(c) All such fees, taxes, and other administrative expenses charged to the account shall be collected either from the assets in the account or from any contributions to or distributions from such account if not paid by the Depositor, but the Depositor shall be responsible for any deficiency.

(d) In the event that for any reason the Custodian is not certain as to who is entitled to receive all or part of the Custodial Funds, the Custodian reserves the right to withhold any payment from the Custodial account, to request a court ruling to determine the disposition of the Custodial assets, and to charge the Custodial account for any expenses incurred in obtaining such legal determination.

8.06 **Withdrawal Requests**: All requests for withdrawal shall be in writing on a form provided by the Custodian. Such written notice must also contain the reason for the withdrawal and the method of distribution being requested. The Custodian reserves the right to reject any withdrawal request it may deem appropriate and to apply to a

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10) H-3 **Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

court of competent jurisdiction to make a determination with respect to the proper party eligible to receive a distribution from the account.

8.07 **Age 70½ Default Provisions**: If the Depositor does not choose any of the distribution methods under Article IV of this Custodial Agreement by the April 1st following the calendar year in which the Depositor reaches age 70½, distribution shall be determined based upon the distribution period in the uniform lifetime distribution period table in Regulation section 1.401(a)(9)-9. However, no payment will be made until the Depositor provides the Custodian with a proper distribution request acceptable to the Custodian. The Custodian reserves the right to require a minimum balance in the account in order to make periodic payments from the account. Upon receipt of such distribution request, the Depositor may switch to a joint life expectancy in determining the required minimum distribution if the Depositor's spouse was the sole beneficiary as of the January 1st of the distribution calendar year and such spouse is more than 10 years younger than the Depositor.

8.08 **Death Benefit Default Provisions**:

(a) If the Depositor dies before his or her required beginning date and the beneficiary does not select a method of distribution described in Article IV, Section 4.03(b)(i) or (ii) by the December 31st following the year of the Depositor's death, then distributions will be made pursuant to the single life expectancy of the Designated Beneficiary determined in accordance with IRS regulations. However, no payment will be made until the beneficiary provides the Custodian with a proper distribution request acceptable to the Custodian and other documentation that may be required by the Custodian. A beneficiary may at any time request a complete distribution of his or her remaining interest in the Custodial Account. The Custodian reserves the right to require a minimum balance in the account in order to make periodic payments from the account.

(b) If the Depositor dies on or after his or her required beginning date, distribution shall be made in accordance with Article IV, Section 4.03(a). However, no payment will be made until the beneficiary provides the Custodian with a proper distribution request acceptable to the Custodian and other documentation that may be required by the Custodian. A beneficiary may at any time request a complete distribution of his or her remaining interest in the Custodial Account. The Custodian reserves the right to require a minimum balance in the account in order to make periodic payments from the account.

8.09 **Transitional Rule for Determining Required Minimum Distributions for Calendar Year 2002:** Unless the Custodian provides otherwise, if a Depositor (or beneficiary) is subject to required minimum distributions for calendar year 2002, such individual may elect to apply the 1987 proposed regulations, the 2001 proposed regulations, or the 2002 final regulations in determining the amount of the 2002 required minimum. However, the Custodian, in its sole discretion, reserves the right to perform any required minimum distribution calculations through its data systems or otherwise based upon any of the three sets of regulations delineated in the previous sentence.

8.10 **Responsibilities**: Depositor agrees that all information and instructions given to the Custodian by the Depositor is complete and accurate and that the Custodian shall not be responsible for any incomplete or inaccurate information provided by the Depositor or Depositor's beneficiary(ies). Depositor and Depositor's beneficiary(ies) agree to be responsible for all tax consequences arising from contributions to and distributions from this Custodial Account and acknowledges that no tax advice has been provided by the Custodian.

8.11 **Designation of Beneficiary**:

(a) Except as may be otherwise required by State law, in the event of the Depositor's death, the balance in the account shall be paid to the beneficiary or beneficiaries designated by the Depositor on a beneficiary designation form acceptable to and filed with the Custodian. The Depositor may change the Depositor's beneficiary or beneficiaries at any time by filing a new beneficiary designation with the Custodian. If no beneficiary designation is in effect, if none of the named beneficiaries survive the Depositor, or if the Custodian cannot locate any of the named beneficiaries after reasonable search, any balance in the account will be payable to the Depositor's estate.

(b) If the Custodian permits, in the event of the Depositor's death, any beneficiary may name a subsequent beneficiary(ies) to receive the balance of the account to which such beneficiary is entitled upon the death of the original beneficiary by filing a Subsequent Beneficiary Designation Form acceptable to and filed with the Custodian. Payments to such subsequent beneficiary(ies) shall be distributed in accordance with the payment schedule applicable to the original beneficiary or more rapidly if the subsequent beneficiary requests. In no event can any subsequent beneficiary be treated as a designated beneficiary of the Depositor. The preceding sentence shall not apply with respect to the subsequent beneficiary(ies), if any, designated by the original spouse beneficiary where the Depositor dies before his or her required beginning date. In this case, the original spouse beneficiary is treated as the Depositor. If the balance of the account has not been completely distributed to the original beneficiary and such beneficiary has not named a subsequent beneficiary or no named subsequent beneficiary is living on the date of the original beneficiary's death, such balance shall be payable to the estate of the original beneficiary.

## ARTICLE IX
## SELF-DIRECTED IRA PROVISIONS
### 9. Article IX

9.01 **Investment of Contributions**: At the direction of the Depositor (or the direction of the beneficiary upon the Depositor's death), the Custodian shall invest all contributions to the account and earnings thereon in investments acceptable to the Custodian, which may include marketable securities traded on a recognized exchange or "over the counter" (excluding any securities issued by the Custodian), covered call options, certificates of deposit, and other investments to which the Custodian consents, in such amounts as are specifically selected and specified by the Depositor in orders to the Custodian in such form as may be acceptable to the Custodian, without any duty to diversify and without regard to whether such property is authorized by the laws of any jurisdiction as a trust investment. If the Depositor elects to establish a **Advisory Research Funds IRA**, investments are limited to, and must be selected from the currently available **Advisory Research** Funds family of mutual funds as listed on the Adoption Agreement. Minimum investments, if any, are as outlined by the **Advisory Research** Funds prospectus. The Custodian shall be responsible for the execution of such orders and for maintaining adequate records thereof. However, if any such orders are not received as required, or, if received, are unclear in the opinion of the Custodian, all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation, and without liability for interest pending receipt of such orders or clarification, or the contribution may be returned. The Custodian may, but need not, establish programs under which cash deposits in excess of a minimum set by it will be periodically and automatically invested in interest-bearing investment funds. If the Depositor's initial contribution to the Account is in the form of cash, the Custodian may invest the contribution in its own bank account, in one or more of the taxable Money Market Fund portfolios selected by the Depositor, or in another fixed income medium, pending further investment, unless the Custodian has received other instructions from the Depositor. At the Depositor's option, the Custodian will keep all cash invested on a daily basis through the Custodian's automated cash management system, through use of one or more of the taxable Money Market Fund portfolios. If the Depositor's initial contribution is in the form of assets in kind, the Custodian shall retain the assets pending instructions from the Depositor. The Custodian shall have no duty other than to follow the written investment directions of the Depositor, and shall be under no duty to question said instructions and shall not be liable for any investment losses sustained by the Depositor. For **Advisory Research** Funds IRAs, to the extent the Depositor has not directed other investments, the Custodian may maintain the cash as may deemed advisable or expedient (with no requirement to pay interest on such cash balances nor on cash in its hands pending investment). All investment direction, investment management and investment advisory agreements provided by the IRA Depositor or beneficiary will continue until revoked by the IRA Depositor or beneficiary, even after the death of the IRA Depositor or beneficiary. The Custodian shall have no duty to bring any claim, suit or other action in connection with any investment in the Account. The Depositor agrees to indemnify and hold the Custodian harmless from and against all costs and expenses (including attorney's fees) incurred by the Custodian in connection with any litigation, claim or other action involving any investment in the Account in which the Custodian is named as a necessary party or at the request of the Depositor.

9.02 **Registration**: All assets of the account shall be registered in the name of the Custodian or of a suitable nominee. The same nominee may be used with respect to assets of other investors whether or not held under agreements similar to this one or in any capacity whatsoever. However, each Depositor's account shall be separate and distinct; a separate account therefore shall be maintained by the Custodian, and the assets thereof shall be held by the Custodian in individual or bulk segregation either in the Custodian's vaults or in depositories approved by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

9.03 **Investment Advisor**: The Depositor may appoint an Investment Advisor, qualified under Section 3(38) of the Employee Retirement Income Security Act of 1974, to direct the investment of his IRA. The Depositor shall notify the Custodian in writing of any such appointment by providing the Custodian a copy of the instruments appointing the Investment Advisor and evidencing the Investment Advisor's acceptance of such appointment, an acknowledgment by the Investment Advisor that it is a fiduciary of the account, and a certificate evidencing the Investment Advisor's current registration under the Investment Advisor's Act of 1940. The Custodian shall

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10) H-4 **Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

comply with any investment directions furnished to it by the Investment Advisor, unless and until it receives written notification from the Depositor that the Investment Advisor's appointment has been terminated. The Custodian shall have no duty other than to follow the written investment directions of such Investment Advisor and shall be under no duty to question said instructions, and the Custodian shall not be liable for any investment losses sustained by the Depositor.

9.04 **No Investment Advice**: The Custodian does not assume any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's account and shall not be liable for any loss which results from Depositor's exercise of control over his account. The Depositor shall still have and exercise exclusive responsibility for control over the investment of the assets of his account, and the Custodian shall not have any duty to question his investment directives. Depositor hereby specifically acknowledges that neither Custodian, nor any affiliate of Custodian, is serving as a "fiduciary" as defined in Internal Revenue Code § 4975(*e*)(3) and therefore neither the Custodian nor any affiliate of the Custodian are providing any investment advice to the Depositor. To the extent any investment related information is received by the Depositor from the Custodian or any affiliate of the Custodian, the Depositor agrees and acknowledges that such information (i) is not binding on Client, and (ii) does not serve as the primary basis for the selection or retention of any investments or investment decisions. Depositor further acknowledges that Custodian has no discretionary authority or control under the terms of this Agreement.

9.05 **Prohibited Transactions**: Notwithstanding anything contained herein to the contrary, the Custodian shall not lend any part of the corpus or income of the account to; pay any compensation for personal services rendered to the account to; make any part of its services available on a preferential basis to; acquire for the account any property, other than cash, from; or sell any property to, any Depositor, any member of a Depositor's family, or a corporation controlled by any Depositor through the ownership, directly or indirectly, of 50 percent or more of the total combined voting power of all classes of stock entitled to vote, or of 50 percent or more of the total value of Shares of all classes of stock of such corporation.

9.06 **Unrelated Business Income Tax**: If the Depositor directs investment of the account in any investment which results in unrelated business taxable income, it shall be the responsibility of the Depositor to so advise the Custodian and to provide the Custodian with all information necessary to prepare and file any required returns or reports for the account. As the Custodian may deem necessary, and at the Depositor's expense, the Custodian may request a taxpayer identification number for the account, file any returns, reports, and applications for extension, and pay any taxes or estimated taxes owed with respect to the account. The Custodian may retain suitable accountants, attorneys, or other agents to assist it in performing such responsibilities.

9.07 **Disclosures and Voting**: The Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to assets credited to the account. The Custodian shall not vote any Shares of stock or take any other action, pursuant to such documents, with respect to such assets except upon receipt by the Custodian of adequate written instructions from Depositor.

9.08 **Miscellaneous Expenses**: In addition to those expenses set out in Article VIII, section 8.05 of this plan, the Depositor agrees to pay any and all expenses incurred by the Custodian in connection with the investment of the account, including expenses of preparation and filing any returns and reports with regard to unrelated business income, including taxes and estimated taxes, as well as any transfer taxes incurred in connection with the investment or reinvestment of the assets of the account.

9.09 **Lawsuits:** The Custodian shall have no duty to bring any claim, suit or other action in connection with any investment in the Account. The Depositor agrees to indemnify and hold the Custodian harmless from and against all costs and expenses (including attorney's fees) incurred by the Custodian in connection with any litigation, claim or other action involving any investment in the Account in which the Custodian is named as a necessary party or at the request of the Depositor.

9.10 **Confirmations:** Confirmations of transactions shall be conclusive if Depositor does not object within 10 days of mailing to Depositor. If Depositor does not elect to receive transaction confirmations on the Adoption Agreement, transactions shall still be conclusive if Depositor does not object within 10 days of the transaction. Records or statements of activity in the Account shall be conclusive if Depositor does not object within 30 days of mailing to Depositor. In such case, the Custodian and its officers and employees shall be forever released and discharged from any liability with respect to any claim arising out of any action or omission reflected on such confirmation or record.

9.11 **Limitations on Custodial Liability:** The Custodian shall not be liable or responsible for any act or default of any predecessor or successor custodian or any other fiduciary or service provider regarding the account. To the fullest extent permitted by law, the Depositor shall at all times fully indemnify and hold harmless the Custodian and any affiliates of the Custodian, and their officers, directors and employees, from any and all liability arising from the directions of the Depositor under the terms of this Agreement and from any and all other liability which may arise in connection with this Agreement, except for any liability that arises from the Custodian's gross negligence or willful misconduct.

9.12 **Custodial Services:** The Depositor and Custodian agree that the sole responsibilities of the Custodian is to provide custody services as provided herein. Therefore, notwithstanding anything else herein to the contrary to the extent any provisions of this Agreement would cause the Custodian to be considered a "fiduciary" as defined in §4975(e)(3) such provision shall be void and the remaining provisions of this Agreement shall be and continue to be fully effective.

---

**General Instructions -** Section references are to the Internal Revenue Code unless otherwise noted. **Purpose of Form -** Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been pre-approved by the IRS. A traditional individual retirement account (traditional IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date (excluding extensions) of the individual's income tax return for the tax year. This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries. Do not file Form 5305-A with the IRS. Instead, keep it with your records. For more information on IRAs, including the required disclosures the Custodian must give the Depositor, see Pub. 590, Individual Retirement Arrangements (IRAs). **Definitions - Custodian:** The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian. **Depositor:** The Depositor is the person who establishes the custodial account. **Identifying Number -** The Depositor's social security number will serve as the identifying number of his or her IRA. An employer identification number (EIN) is required only for an IRA for which a return is filed to report unrelated business taxable income. An EIN is required for a common fund created for IRAs. **Traditional IRA for Nonworking Spouse -** Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse. Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

**Specific Instructions - Article IV:** Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70½ to ensure that the requirements of section 408(a)(6) have been met.

**Article VIII:** Article VIII and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Attach additional pages if necessary.

**Subscription Agreement – Exhibit H**

A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

## TRADITIONAL IRA DISCLOSURE STATEMENT

### RIGHT TO REVOKE YOUR IRA ACCOUNT

You may revoke your IRA within 7 days after you sign the IRA Adoption Agreement by hand-delivering or mailing a written notice to the name and address indicated on the IRA Adoption Agreement. If you revoke your account by mailing a written notice, such notice must be postmarked by the 7th day after you sign the Adoption Agreement. If you revoke your IRA within the 7 day period you will receive a refund of the entire amount of your contributions to the IRA without any adjustment for earnings or any administrative expenses. If you exercise this revocation, we are still required to report the contribution on Form 5498 (except transfers) and the revoked distribution on Form 1099-R.

### GENERAL REQUIREMENTS OF A TRADITIONAL IRA

- Your contributions must be made in cash, unless you are making a rollover or transfer contribution and the Custodian accepts non-cash rollover or transfer contributions.
- The annual contributions you make on your behalf may not exceed the lesser of 100% of your compensation or the "applicable annual dollar limitation" (defined below), unless you are making a rollover, transfer, or SEP contribution. If contributions are being made under an employer's SIMPLE Retirement Plan, you must establish a separate SIMPLE-IRA document to which only SIMPLE contributions may be made. This type of IRA is called a "SIMPLE-IRA". "SIMPLE-IRA" contributions may not be made into this account. Roth IRA contributions may not be made into this account.
- Regular, annual contributions cannot be made for any year beginning the year you attain the age of 70½.
- Your regular annual contributions for any taxable year may be deposited at any time during that taxable year and up to the due date for the filing of your Federal income tax return for that taxable year, no extensions. This generally means April 15th of the following year.
- The Custodian of your IRA must be a bank, savings and loan association, credit union or a person who is approved to act in such a capacity by the Secretary of the Treasury.
- No portion of your IRA funds may be invested in life insurance contracts.
- Your interest in your IRA is nonforfeitable at all times.
- The assets in your IRA may not be commingled with other property except in a common trust fund or common investment fund.
- You may not invest the assets of your IRA in collectibles (as described in Section 408(m) of the Internal Revenue Code.) A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the IRS. However, if the Custodian permits, specially minted US gold, silver and platinum coins and certain state-issued coins are permissible IRA investments. You may also invest in certain gold, silver, platinum or palladium bullion. Such bullion must be permitted by the Custodian and held in the physical possession of the IRA Custodian.
- Your interest in your IRA must begin to be distributed to you by the April 1st following the calendar year you attain the age of 70½. The methods of distribution, election deadlines, and other limitations are described in detail below.

### WHO IS ELIGIBLE TO MAKE A REGULAR TRADITIONAL IRA CONTRIBUTION?

You are permitted to make a regular contribution to your IRA for any taxable year prior to the taxable year you attain age 70½, and if you receive compensation for such taxable year. Compensation includes salaries, wages, tips, commissions, bonuses, alimony, royalties from creative efforts and "earned income" in the case of self-employeds. Members of the Armed Forces who serve in combat zones who receive compensation that is otherwise non-taxable, are considered to have taxable compensation for purposes of making regular IRA contributions. The amount of your regular, annual contribution that is deductible depends upon whether or not you are an active participant in a retirement plan maintained by your employer; your modified adjusted gross income (Modified AGI); your marital status; and your tax filing status.

### ACTIVE PARTICIPANT

You are considered an active participant if you participate in your employer's qualified pension, profit-sharing, or stock bonus plan qualified under Section 401(a) of the Internal Revenue Code ("the Code"); qualified annuity under Section 403(a) of the Code; a simplified employee pension plan (SEP) under Section 408(k) of the Code; a retirement plan established by a government for its employees (this does not include a Section 457 plan); Tax-sheltered annuities (TSA) or custodial accounts under Section 403(b) of the Code; pre-1959 pension trusts under Section 501(c)(18) of the Code; and SIMPLE retirement plans under Section 408(p) of the Code.

If you are not sure whether you are covered by an employer-sponsored retirement plan, check with your employer or check your Form W-2 for the year in question. The W-2 form will have a check in the "retirement plan" box if you are covered by a retirement plan. You can also obtain IRS Notice 87-16 for more information on active participation in retirement plans for IRA deduction purposes.

### CONTRIBUTIONS

**Regular Contributions -** The maximum amount you may contribute for any one year is the lesser of 100% of your compensation or the "applicable annual dollar limitation" described below. This is your contribution limit. The deductibility of regular IRA contributions depends upon your marital status, tax filing status, whether or not you are an "active participant" and your Modified AGI.

Applicable Annual Dollar Limitation

| Tax Year | Contribution Limit |
|---|---|
| 2001 | $2,000 |
| 2002 through 2004 | $3,000 |
| 2005 through 2007 | $4,000 |
| 2008 | $5,000 |
| 2009 | $5,000 |
| 2010 | $5,000 |

After 2008, the $5,000 annual limit will be subject to cost-of living increases in increments of $500, rounded to the lower increment. This means that it may take several years beyond 2008 for the $5,000 annual limit to increase to $5,500.

**Catch-up Contributions -** Beginning for 2002, if an individual has attained the age of 50 before the close of the taxable year for which an annual contribution is being made and meets the other eligibility requirements for making regular traditional IRA contributions, the annual IRA contribution limit for that individual would be increased as follows:

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-6
**Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

| Tax Year | Normal Limit | Additional Catch-up | Total Contribution |
|---|---|---|---|
| 2002 | $3,000 | $ 500 | $3,500 |
| 2003 | $3,000 | $ 500 | $3,500 |
| 2004 | $3,000 | $ 500 | $3,500 |
| 2005 | $4,000 | $ 500 | $4,500 |
| 2006 | $4,000 | $1,000 | $5,000 |
| 2007 | $4,000 | $1,000 | $5,000 |
| 2008 | $5,000 | $1,000 | $6,000 |
| 2009 | $5,000 | $1,000 | $6,000 |
| 2010 | $5,000 | $1,000 | $6,000 |

The additional catch-up amount for traditional IRAs is not subject to COLAs. Therefore, after 2008 when the $5,000 normal limit increases to $5,500 due to COLAs, the additional catch-up amount will remain at $1,000 with no further increases to the catch-up amount.

**Special IRA Catch-up Contributions for Certain Section 401(k) Participants -** Special IRA catch-up contributions are permitted for each of years 2007, 2008 and 2009 equal to the applicable year's age-50 catch-up limit multiplied by 3. To be eligible for this special catch-up IRA contribution, the individual must have been a participant in an employer's §401(k) plan where employer-matching contributions were being made at the rate of at least 50% of the participant's deferrals with employer stock and such employer is in bankruptcy and is subject to an indictment or conviction. The individual is not required to be age 50 in order to take advantage of this rule. However, if the individual is age 50 or over, he or she may not contribute the age-50 catch-up amount in addition to this special catch-up.

The deadline for making such special catch-up contributions is the normal deadline for the applicable year. For example, an eligible individual takes advantage of this rule for calendar year 2008. The normal regular IRA contribution limit for 2008 is $5,000 and the normal age-50 catch-up contribution limit for 2008 is $1,000. The eligible individual could contribute the $5,000 normal limit plus a special catch-up contribution of $3,000 for a total of $8,000. The deadline for making this contribution is the 2008 tax filing deadline, no extensions.

**Deductibility for Nonactive Participants -** If you (and your spouse) are not an active participant, then the applicable annual dollar limitation is also your deduction limit for Federal income tax purposes.

**Deductibility for Active Participants –**

Unmarried Active Participant (or a Married Person filing a separate tax return who did not live with their spouse at any time during the year) - The amount of your IRA deduction depends upon your Modified Adjusted Gross Income (MAGI) for the taxable year. If your MAGI is below a certain amount, you can deduct the entire contribution. If your MAGI is above a certain amount, you cannot deduct any of the contribution. If your MAGI is between certain amounts, you are entitled to a partial deduction. Any contributions that you cannot deduct because of the active participation rules are called nondeductible contributions and you must report these contributions to the IRS on Form 8606. Refer to the chart below for the MAGI ranges. Also refer to IRS Publication 590 for additional information.

Married Active Participant Filing a Joint Tax Return - The amount of your IRA deduction depends upon your Modified Adjusted Gross Income (MAGI) for the taxable year. If your MAGI is below a certain amount, you can deduct the entire contribution. If your MAGI is above a certain amount, you cannot deduct any of the contribution. If your MAGI is between certain amounts, you are entitled to a partial deduction. Any contributions that you cannot deduct because of the active participation rules are called nondeductible contributions and you must report these contributions to the IRS on Form 8606. Refer to the chart below for the MAGI ranges. Also refer to IRS Publication 590 for additional information.

Married Active Participant Filing a Separate Return (who lived together at any time during the year) - If you have a separate Modified AGI of more than $10,000 no deduction is permitted if either you or your spouse was an active participant for the year. If your or your Spouse's separate Modified AGI is more than $0 but less than $10,000, then each spouse's deductible limit is reduced for every $1 of Modified AGI between $0 and $10,000.

**Deductibility of Regular Contributions -** The AGI dollar ranges for certain active participants in employer-sponsored plans are as follows:

| | Married Participants Filing Jointly | Unmarried Participants | Married Participants Filing Separately* |
|---|---|---|---|
| 1998 | $50,000 - $ 60,000 | $30,000 - $40,000 | $0 - $10,000 |
| 1999 | $51,000 - $ 61,000 | $31,000 - $41,000 | $0 - $10,000 |
| 2000 | $52,000 - $ 62,000 | $32,000 - $42,000 | $0 - $10,000 |
| 2001 | $53,000 - $ 63,000 | $33,000 - $43,000 | $0 - $10,000 |
| 2002 | $54,000 - $ 64,000 | $34,000 - $44,000 | $0 - $10,000 |
| 2003 | $60,000 - $ 70,000 | $40,000 - $50,000 | $0 - $10,000 |
| 2004 | $65,000 - $ 75,000 | $45,000 - $55,000 | $0 - $10,000 |
| 2005 | $70,000 - $ 80,000 | $50,000 - $60,000 | $0 - $10,000 |
| 2006 | $75,000 - $ 85,000 | $50,000 - $60,000 | $0 - $10,000 |
| 2007 | $83,000 - $103,000 | $52,000 - $62,000 | $0 - $10,000 |
| 2008 | $85,000 - $105,000 | $53,000 - $63,000 | $0 - $10,000 |
| 2009 | $89,000 - $109,000 | $55,000 - $65,000 | $0 - $10,000 |
| 2010 | $89,000 - $109,000 | $56,000 - $66,000 | $0 - $10,000 |

* This AGI dollar range also applies to a nonactive participant spouse who files separately, where his or her spouse is an active participant.

**Special Deduction Rule for Spouse Who is not an Active Participant -** In the case where an IRA participant is not an active participant in an employer plan at any time during a taxable year but whose spouse is an active participant, a special AGI range applies in calculating the nonactive participant's IRA deduction. In order to use this special deduction rule, such spouse must file a joint income tax return with their spouse who is the active participant. In this case, the AGI range for deductible IRA contributions is $150,000 - $160,000 for years prior to 2007. For years beginning in 2007, the AGI dollar ranges for the spouse who is not an Active Participant are as follows:

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-7
**Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

| | |
|---|---|
| 2007 | $156,000 - $166,000 |
| 2008 | $159,000 - $169,000 |
| 2009 | $166,000 - $176,000 |
| 2010 | $167,000 - $177,000 |

**Spousal IRAs** - If during any year you receive compensation and your spouse receives no compensation (or chooses to be treated as receiving no compensation), you may make contributions to both your IRA and your spouse's IRA. If you are eligible then you may contribute 100% of your combined compensation not to exceed the applicable annual dollar limitation divided any way you wish so long as no more than the applicable annual dollar limitation is contributed into either account. You and your spouse must file a joint tax return and have unequal compensations to take advantage of this spousal contribution limit.

If you are over the age of 70½ and your spouse is under age 70½, then a regular contribution may still be made for the year into the IRA established by your spouse. Such contribution, however, is limited to the lesser of 100% of your combined compensation or the applicable annual dollar limitation.

If you or your spouse are an active participant in an employer-sponsored plan, then the IRA deduction for your IRA and your spouse's IRA contribution is based upon the AGI "phase-out" ranges in exactly the same manner as the phase-out under the "Married Active Participant Filing Joint Tax Returns" or under the "Special Deduction Rule for Spouse Who is not an Active Participant", whichever applies, as explained above.

**$200 Minimum Deduction** - If you fall into any of the categories listed above, your minimum allowable deduction will be $200 until phased out under the appropriate marital status. In other words, if your deductible amount calculated under the appropriate dollar amounts above results in a deduction between $0 and $200, your permitted deduction is $200 instead of the calculated deduction.

**Nondeductible IRA Contributions** - You may make a nondeductible IRA contribution in one of two ways. First, you are permitted to treat any regular IRA contributions that are not deductible due to your active participation status as explained above as nondeductible contributions. Secondly, you are permitted to treat an otherwise deductible IRA contribution as a nondeductible contribution. Your total contribution for the year however, is still limited to the lesser of 100% of your compensation or the applicable annual dollar limitation.

Nondeductible IRA contributions represent money in your IRA which has already been taxed. Therefore, when you receive a distribution from any of your traditional IRAs (including SEP IRAs and SIMPLE IRAs), a portion of each distribution will be treated as a tax-free return of your nondeductible contributions. You are responsible for indicating the amount of nondeductible IRA contributions you make for a year on IRS Form 8606 which is attached to your Federal income tax return. You should also be aware that there is a penalty of $100 if you should overstate the nondeductible amount unless you can show it was due to a reasonable cause. There is also a $50 penalty if you do not file the IRS Form 8606 for years that you are required to do so.

If you make a nondeductible IRA contribution for a year and you decide not to treat it as a nondeductible contribution, you must withdraw the contribution plus earnings attributable to the nondeductible contribution on or before the tax filing deadline, including extensions, for the year during which the contribution was made. You may not take a deduction for such amounts. Such earnings will be taxable to you in the year in which the contribution was made and may be subject to the 10% additional tax if you are under the age of 59½.

**Special Rules for Qualified Reservist Distributions** – Qualified Reservist Distributions are eligible to be repaid to an IRA within a 2-year period after the end of active duty. A Qualified Reservist Distribution is a distribution received from an IRA by members of the National Guard or reservists who are called to active duty for a period of at least 180 days and such distribution is taken during the period of such active duty. This provision is retroactively effective with respect to distributions after September 11, 2001, for individuals called to active duty after September 11, 2001. The repayments are not treated as tax-free rollovers. Instead, these repayments become basis in the IRA.

**Simplified Employee Pension Plan (SEP) Contributions** - Your employer may make a SEP contribution on your behalf into this IRA up to 25% of your compensation not to exceed a specified dollar limit. This limit is a per employer limit. Therefore if you work for more than one employer who maintains a SEP plan, you may receive up to 25% of your compensation from each employer not to exceed a specified dollar limit. Your employer may contribute to this IRA or any other IRA on your behalf under a SEP plan even if you are age 70½ or over, and even if you are covered under a qualified plan for the year.

In calculating a SEP contribution, there is a maximum compensation limit that can be considered and this compensation limit is subject to cost-of-living adjustments. For 2008, the compensation limit is $230,000 and for 2009 and 2010 it is $245,000. Also, there is a maximum SEP contribution limit for each year that is subject to cost-of-living adjustments. For 2008, the maximum SEP contribution limit is $46,000 and for 2009 and 2010 it is $49,000.

## EXCESS CONTRIBUTIONS

Generally an excess IRA contribution is any contribution which exceeds the applicable contribution limits, and such excess contribution is subject to a 6% excise tax penalty on the principal amount of the excess each year until the excess is corrected. You must file IRS Form 5329 to report this excise tax.

**Method #1: Withdrawing Excess in a Timely Manner** - This 6% penalty may be avoided if the excess amount plus the earnings attributable to the excess are distributed by your tax filing deadline including extensions for the year during which the excess contribution was made, and you do not take a deduction for such excess amount. If you decide to correct your excess in this manner, the principal amount of the excess returned is not taxable, however, the earnings attributable to the excess are taxable to you in the year in which the contribution was made. In addition, if you are under age 59½, the earnings attributable are subject to a 10% premature distribution penalty. This is the only method of correcting an excess contribution that will avoid the 6% penalty.

**Method #2: Withdrawing Excess After Tax Filing Due Date** - If you do not correct your excess contribution under Method #1 prescribed above, then you may withdraw the principal amount of the excess (no earnings need be distributed). The 6% penalty will, however, apply first to the year in which the excess was made and each subsequent year until it is withdrawn.

**Excess Amount May be Taxable** - If the principal amount of your excess contribution is withdrawn after your tax filing deadline for the year during which the contribution was made in accordance with Method #2, it is not taxable unless the total amount of contributions you made during the year the excess was made exceeded the applicable annual dollar limitation. If the aggregate contribution is greater than the applicable annual dollar limitation, the principal amount of the excess withdrawn under Method #2 is taxable and is subject to the 10% additional tax if you are not yet age 59½. There are exceptions to this rule if the excess was due to a rollover where the taxpayer received erroneous information or if the contribution was a SEP contribution.

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-8
**Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

**Method #3: Undercontributing in a Subsequent Year** - Another method of correcting an excess contribution is to treat a prior year excess as a regular contribution in a subsequent year where you have an unused contribution limit for such subsequent year. Basically, all you do is undercontribute in the first subsequent year where you have an unused contribution limit until your excess amount is used up. However, once again, you will be subject to the 6% penalty in the first year and each subsequent year on any excess contribution that remains as of the end of each year.

## ROLLOVERS AND RECHARACTERIZATIONS

**Rollover Contribution from Another Traditional IRA** - A rollover from another traditional IRA is any amount you receive from one traditional IRA and redeposit (roll over) some or all of it over into another traditional IRA. You are not required to roll over the entire amount received from the first traditional IRA. However, any amount you do not roll over will be taxed at ordinary income tax rates for Federal income tax purposes.

**The following special rules also apply to rollovers between IRAs:**

- The rollover must be completed no later than the 60th day after the day the distribution was received by you. However, if the reason for distribution was for qualified first time home buyer expenses and there has been a delay or cancellation in the acquisition of such first home, the 60 day rollover period is increased to 120 days. This 60 day rollover period may also be extended in cases of disaster or casualty beyond the reasonable control of the taxpayer.
- You may have only one IRA to IRA rollover during a 12 consecutive month period measured from the date you received a distribution from an IRA which was rolled over to another IRA. (See IRS Publication 590 for more information).
- The same property you receive in a distribution must be the same property you roll over into the second IRA. For example, if you receive a distribution from an IRA of property, such as stocks, that same stock must be the property that is rolled over into the second IRA.
- You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.
- You are not required to receive a complete distribution from your IRA in order to make a rollover contribution into another IRA, nor are you required to roll over the entire amount you received from the first IRA.
- If you inherit an IRA due to the death of the participant, you may not roll this IRA into your own IRA unless you are the spouse of the decedent.
- If you are age 70½ or older and wish to roll over to another IRA, you must first satisfy the required minimum distribution for that year and then the rollover of the remaining amount may be made.
- Rollovers from a SEP IRA or an Employer IRA follow the IRA to IRA rollover rules since your contributions under these types of plans are funded directly into your own traditional IRA.

**Special Rollover Rules for Qualified Hurricane Distributions and the Kansas Disaster Area** – Qualified Hurricane and Kansas Disaster Area Distributions are eligible to be rolled over to an IRA within a 3-year period after the eligible individual received such distribution. More information on Qualified Hurricane Distributions and other tax relief provisions applicable to affected individuals of Hurricanes Katrina, Rita or Wilma is in IRS Publication 4492. Taxpayers using these tax relief provisions must file Form 8915 with his or her Federal income tax return. More information on the Kansas Disaster Area is in IRS Publication 4492-A, including instructions for modifying Form 8915.

**Special Rollover Rules for Midwestern Disaster Area Distributions referred to as "Qualified Disaster Recovery Assistance Distributions"** – Qualified Disaster Recovery Assistance Distributions are eligible to be rolled over to an IRA within a 3-year period after the eligible individual received such distribution. More information on the Midwestern Disaster Area is in IRS Publication 4492-B and Form 8930.

**Special Rules for Qualified Settlement Income Received from Exxon Valdez Litigation** - Any qualified taxpayer who receives qualified settlement income during the taxable year, at any time before the end of the taxable year in which such income was received, make one or more contributions to an eligible retirement plan of which such qualified taxpayer is a beneficiary in an aggregate amount not to exceed the lesser of: (a) $100,000 (reduced by the amount of qualified settlement income contributed to an eligible retirement plan in prior taxable years); or (b) the amount of qualified settlement income received by the individual during the taxable year.

The contribution will be deemed made on the last day of the taxable year in which such income is received if the contribution is made on account of such taxable year and is made not later than the deadline for filing the income tax return for such year, not including extensions thereof.

If the settlement income is contributed to a traditional IRA such income is not currently includible in the taxpayer's gross income

A qualified taxpayer means:
1. Any individual who is a plaintiff in the civil action In re Exxon Valdez, No. 89-095-CV (HRH) (Consolidated) (D. Alaska); or
2. Any individual who is a beneficiary of the estate of such a plaintiff who acquired the right to receive qualified settlement income from that plaintiff and was the spouse or an immediate relative of that plaintiff.

**Rollovers From SIMPLE IRA Plans** - A SIMPLE IRA is a separate IRA that may only receive contributions under an Employer-sponsored SIMPLE IRA Retirement Plan. These contributions must remain segregated in a SIMPLE IRA account for a two-year period measured from the initial contribution made into your SIMPLE IRA under the Employer's SIMPLE IRA plan. A rollover or transfer from a SIMPLE IRA to any other IRA may not occur until this initial two-year period has been satisfied. Rollovers or transfers between SIMPLEIRA plans are permitted without waiting the two-year period. All of the IRA to IRA rollover rules generally apply to rollovers between SIMPLE IRAs.

**Recharacterizations** - You may be able to recharacterize certain contributions under the following two different circumstances:

1. By recharacterizing a current year regular contribution plus earnings explained in this section; or
2. By recharacterizing a conversion made to a Roth IRA by transferring the amount plus earnings back to a traditional IRA discussed in the next section under the heading "Conversion from a Traditional IRA to a Roth IRA".

If you decide by your tax filing deadline (including extensions) of the year for which the contribution was made to transfer a current year contribution plus earnings from your traditional IRA to a Roth IRA, no amount will be included in your gross income as long as you did not take a deduction for the amount of the contribution. You may also recharacterize a current year contribution plus earnings from your Roth IRA to a traditional IRA by your tax filing deadline including extensions of the year for which the contribution was made. A regular contribution that is appropriately recharacterized from your Roth IRA to a traditional IRA may be deductible depending upon the deductibility rules previously discussed. In order to recharacterize a regular contribution from one type of IRA to another type of IRA, you must be eligible to make a regular contribution to the IRA to which the contribution plus earnings is recharacterized. All recharacterizations must be accomplished as a direct transfer, rather than a distribution and subsequent

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-9
**Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

rollover. You are also required to report recharacterizations to the IRS in accordance with the instructions to IRS Form 8606. Any recharacterized contribution (whether a regular contribution or a conversion) cannot be revoked after the transfer. You are required to notify both trustees (or custodians) and to provide them with certain information in order to properly effectuate such a recharacterization.

**Conversion from a Traditional IRA to a Roth IRA** - You are permitted to make a qualified rollover contribution from a traditional IRA to a Roth IRA if your Modified AGI for the year during which the distribution is made does not exceed $100,000 and you are not a married person filing a separate tax return. This is called a "conversion" and may be done at any time without waiting the usual 12 months. Modified AGI for purposes of a conversion does not include any distributions from a traditional IRA that are converted to a Roth IRA and included in income. Modified AGI is determined before deductible traditional IRA contributions. Effective for distributions after December 31, 2004, modified AGI also does not include any amounts that are required minimum distributions pursuant to section 408(a)(6), but only for purposes of determining eligibility for conversion contributions. Effective in 2010, the restrictions for modified AGI limits and to a married person filing a separate tax returns are repealed.

You are also permitted to recharacterize a conversion made to a Roth IRA if the amount plus earnings is transferred back to a traditional IRA before the tax filing deadline including extensions for the year that the original conversion came from a traditional IRA.

**Taxation in Completing a Conversion from a Traditional IRA to a Roth IRA** - If you complete a conversion from a traditional IRA to a Roth IRA, the conversion amount (to the extent taxable) is generally included in your gross income for the year during which the distribution is made from your traditional IRA that is converted to a Roth IRA. However, the 10% additional income tax for premature distributions does not apply.

For taxable conversions made during 1998, you may include the taxable amount of the traditional IRA distribution in income "ratably" over a four-tax-year period beginning in 1998, or include the entire taxable amount of the traditional IRA distribution in income the year of the conversion. Any taxable conversions from a traditional IRA to a Roth IRA after 1998 will be fully includible in your gross income the year in which you receive the distribution from your traditional IRA that is converted to a Roth IRA. If a taxpayer converts an eligible plan to a Roth IRA in 2010, the entire taxable amount of the conversion can be either: (a) included in gross income for the year of the conversion or (b) included in gross income by including only ½ of the taxable amount the year following the conversion and the remaining ½ of the taxable amount the next year.

**Reconversions** -Once an amount has been properly converted, and is then recharacterized back to a traditional IRA, any subsequent conversion of that amount is called a "reconversion". In general, for reconversions beginning in 2000 and thereafter, you may reconvert an amount at any time after the later of (1) the tax year following the tax year during which the original conversion of that amount occurred; or (2) 30 days following the date that the original conversion of that amount was recharacterized back to a traditional IRA. Since adverse tax consequences could arise, it is recommended that you seek the advice of your own tax advisor.

With respect to 1998 conversions to which the 4-year income spread applied, if the taxpayer dies before including the taxable amounts in income over a 4-year period, all remaining amounts will be included in gross income on the return filed on behalf of the decedent for the taxable year of death. However, if the surviving spouse of such deceased Roth IRA participant is the sole beneficiary of all of the individual's Roth IRAs, the surviving spouse may elect to continue including the remaining amount in income over the 4-year period as if the surviving spouse were the Roth IRA owner. If a distribution is deemed from a 1998 conversion amount and the taxpayer is spreading the distribution over four years, a special rule applies. If such distribution occurs before all taxable conversion amounts have been included in gross income, such distribution is accelerated in gross income for that year in addition to that year's one-fourth amount until the original taxable conversion amount has been includible in gross income. These same rules apply to 2010 conversions subject to the 2-year income spread.

**Qualified Rollover Contribution** - This term includes: (a) Rollovers between Roth IRA accounts; (b) Traditional IRA converted to a Roth IRA; (c) Direct Rollover from an Employer's plan of funds other than a Designated Roth Contribution Account; and (d) a rollover from a Designated Roth Contribution Account to a Roth IRA. Qualified Rollover Contributions must meet the general IRA rollover rules, except that the 12 month rollover restriction does not apply to rollovers (conversions) between a traditional IRA and a Roth IRA. However, the 12- month rule does apply to rollovers between Roth IRAs. Beginning in 2008, rollovers from employer-sponsored plans, such as qualified plans and 403(b)s, to a Roth IRA are permitted. You could also roll over from the employer's plan to a traditional IRA, and then roll over (convert) to a Roth IRA if you meet the conversion eligibility requirements discussed earlier.

**Rollovers From Employer-Sponsored Plans to a Traditional IRA** -The rules discussed in this section apply only to amounts under an employer's plan, other than Designated Roth Contribution Accounts. An eligible rollover distribution from a Designated Roth Contribution Account can be rolled over only to a Roth IRA or another accepting employer's plan. Rollovers to traditional IRAs are permitted if you have received an eligible rollover distribution from one of the following:

- A qualified plan under Section 401(a);
- A qualified annuity under Section 403(a);
- A Tax-Sheltered Annuity (TSA) or Custodial Account under Section 403(b);
- A governmental section 457(b) plan; or
- The Federal Employees' Thrift Savings Plan.

**Eligible Rollover Distributions** - An eligible rollover distribution from one of the employer-sponsored plans listed above generally include any distribution that is not:

1. part of a series of substantially equal payments that are made at least once a year and that will last for:
   - your lifetime (or your life expectancy), or
   - your lifetime and your beneficiary's lifetime (or joint life expectancies), or
   - a period of ten years or more.
2. attributable to your required minimum distribution for the year
3. amounts attributable to any hardship distribution
4. deemed distributions of any defaulted participant loan
5. certain corrective distributions and ESOP dividends

**Rollovers of After-Tax Employee Contributions** - Beginning for eligible rollover distributions you receive after December 31, 2001, you can roll over your after-tax employee contributions to a traditional IRA either as a 60-day rollover or as a direct rollover. If you roll over your after-tax employee contributions to a traditional IRA, you are required to keep track of these amounts as required by the IRS according to their instructions. This will enable you to calculate the nontaxable amount of any future distributions from your traditional IRAs. Once you roll over your after-tax employee contributions to a traditional IRA, it becomes "basis" in the IRA and these amounts cannot later be rolled over to an employer plan.

**Direct Rollover to Another Plan** - You can elect a direct rollover of all or any portion of your payment that is an "eligible rollover distribution ", as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to a traditional IRA or another employer plan that accepts rollovers. If you elect a direct rollover, you are not taxed on the payment until you later take it out of the IRA or the employer plan, and you will not be subject to the 20% mandatory Federal income tax withholding otherwise

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-10
**Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

applicable to Eligible Rollover Distributions that are paid directly to you. Your employer is required to provide you with a Notice regarding the effects of electing or not electing a direct rollover to an IRA or another employer plan. Although a direct rollover is accomplished similar to a transfer, the IRA Custodian must report the direct rollover on Form 5498 as a rollover contribution.

**Eligible Rollover Distribution Paid to You -** If you choose to have your eligible rollover distribution paid to you (instead of electing a direct rollover), you will receive only 80% of the payment, because the plan administrator is required to withhold 20% of the payment and send it to the IRS as Federal income tax withholding to be credited against your taxes. However, you may still roll over the payment to an IRA within 60 days after receiving the distribution. The amount rolled over will not be taxed until you take it out of the IRA. If you want to roll over 100% of the payment to an IRA, you must replace the 20% that was withheld from other sources. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over. In either event, the 20% that was withheld can be claimed on your Federal income tax return as a credit toward that year's tax liability.

**Conduit (Rollover) IRAs** - A direct rollover (or rollover within 60 days) of any eligible rollover distribution may generally be treated as a "Conduit IRA", provided that a separate IRA is established for purposes of retaining the ability to later roll these funds back into an employer's plan that accepts the rollover. The conduit IRA need not be completely distributed in order for a rollover back to an employer's plan that accepts rollovers. In addition, a surviving spouse may also treat such conduit IRA for purposes of rolling over into the surviving spouse's employer plan that accepts rollovers.

**Rollovers from Traditional IRAs into Employer-Sponsored Plans** - Beginning for distributions made after December 31, 2001, traditional IRAs are permitted to be rolled over into an employer's plan. The employer's plan must accept these types of rollovers. The maximum amount that can be rolled over from a traditional IRA to an employer's plan that accepts these rollovers cannot exceed the amount that would be taxable. Any amount in a traditional IRA that represents the principal amount of a nondeductible IRA contribution or a rollover of after-tax employee contributions to a traditional IRA or any other basis amount may not be rolled over to an employer's plan. The types of IRAs that can be rolled over to an employer's plan that accepts these rollovers include regular traditional IRAs, rollover "conduit" IRAs, SEP IRAs and SIMPLE IRAs (after the two-year waiting period has been satisfied applicable to SIMPLE IRAs). In determining the maximum amount eligible to be rolled over from an IRA to an employer's plan, you must treat all of these types of IRAs as one IRA. Only the taxable amount is eligible to be rolled over. If you are interested in rolling over your traditional IRAs into your employer's plan, you should contact the plan administrator of your employer's plan for additional information.

**Special Rules for Surviving Spouses, Alternate Payees, and Other Beneficiaries -** If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to your own traditional IRA, an inherited traditional IRA, your own employer's plan that accepts rollovers, or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to your employer's plan that accepts rollovers. If you are the spouse or former spouse alternate payee with respect to a Qualified Domestic Relations Order (QDRO), you may have the payment paid as a direct rollover or paid to you which you may roll over to your own traditional IRA or your own employer's plan that accepts rollovers.

**Special Rules for Nonspouse Beneficiaries** – For distributions prior to 2007, any distribution to a beneficiary other than a surviving spouse was not eligible to be rolled over to an IRA. Beginning in 2007, eligible rollover distributions payable from an employer's plan to a nonspouse beneficiary is eligible for direct rollover into an Inherited IRA. Such amounts must be paid in the form of a direct rollover, rather than a distribution and subsequent rollover. Thus, if the distribution is paid directly by the employer's plan to the nonspouse beneficiary, no rollover is permitted. Also, the IRA receiving the direct rollover must be an Inherited IRA, rather an IRA owned by the nonspouse beneficiary. The Inherited IRA is subject to the same required minimum distributions that apply to beneficiaries under the employer's plan and carries over to the Inherited IRA. The IRA must be established and titled in a manner that identifies it as an IRA with respect to a deceased individual and also identifies the deceased individual and the beneficiary, for example, "Tom Smith as beneficiary of John Smith".

For these purposes, a nonspouse beneficiary includes an individual beneficiary and a trust beneficiary that meets the special "look through" rules under the IRS regulations. A nonindividual beneficiary (such as an estate or charity) or a non-look through trust is not eligible for direct rollover. Any required minimum distributions applicable to the employer's plan for the year in which the direct rollover occurs and any prior year is not eligible for direct rollover.

**The following additional rules apply to a rollover from an employer-sponsored plan to a traditional IRA:**

- The rollover must be completed no later than the 60th day after the day the distribution was received by you.
- You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.
- You are not required to roll over the entire amount you received from the employer's plan.
- If you are age 70½ or older and wish to roll over your employer's plan to a traditional IRA, you must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.
- If your distribution consists of property (i.e., stocks) you may either roll over the same property (the same stock) or you may sell the distributed property and roll over the proceeds from the sale. This is true whether the proceeds from the sale are more or less than the fair market value of the property on the date of distribution. You may not keep the property received in the distribution and roll over cash which represents the fair market value of the property.

## DISTRIBUTIONS

**Taxation of Distributions -** When you start withdrawing from your IRA, you may take the distributions in periodic payments, random withdrawals or in a single sum payment. Generally all amounts distributed to you from your IRA are included in your gross income in the taxable year in which they are received. However, if you have made nondeductible contributions to your IRA, rolled over after-tax employee contributions from your employer's plan or repaid a Qualified Reservist Distribution (collectively referred to as "basis"), the nontaxable portion of any distribution from any of your IRAs (except Roth IRAs), if any, will be a percentage based upon the ratio of your unrecovered "basis" to the aggregate of all IRA balances, including SEP, SIMPLE and rollover contributions, as of the end of the year in which you take the distribution, plus distributions from the account during the year. All taxable distributions from your IRA are taxed at ordinary income tax rates for Federal income tax purposes and are not eligible for any favorable tax treatment. You must file Form 8606 to calculate the portion of any IRA distribution that is not taxable. Eligible individuals who receive a Qualified Hurricane Distribution prior to January 1, 2007, may include the taxable portion of the distribution in gross income ratably over a 3-year period. See IRS Form 8915 for more information.

**Premature Distributions** - If you are under age 59½ and receive a distribution from your IRA account, a 10% additional income tax will apply to the taxable portion of the distribution unless the distribution is received due to death; disability; a series of substantially equal periodic payments at least annually over your life expectancy or the joint life expectancy of you and your designated beneficiary; medical expenses in excess of 7½ % of your adjusted gross income; health insurance premiums paid by certain unemployed individuals; qualified acquisition costs of a first time homebuyer; qualified higher education expenses; a qualifying rollover distribution; the timely withdrawal of the principal amount of an excess or nondeductible contribution; due to an IRS levy; qualified hurricane distributions received prior to January 1, 2007; qualified disaster recovery assistance distributions prior to January 1, 2010 or qualified reservist distributions.

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-11
**Subscription Agreement – Exhibit H**
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 59½, the 10% additional income tax will apply retroactively to the year payments began through the year of such modification.

**Age 70½ Required Minimum Distributions -** You are required to begin receiving minimum distributions from your IRA by your required beginning date (the April 1 of the year following the year you attain age 70½). The year you attain age 70½ is referred to as your "first distribution calendar year". The required minimum for your first distribution calendar year must be withdrawn no later than your required beginning date. The required minimum distribution for your second distribution calendar year and for each subsequent distribution calendar year must be made by December 31 of each such year. Your minimum distribution for each year beginning with the calendar year you attain the age of 70 ½ is generally based upon the value of your account at the end of the prior year divided by the factor for your age derived from the Uniform Lifetime Distribution Period Table regardless of who or what entity is your named beneficiary. This uniform table assumes you have a designated beneficiary exactly 10 years younger than you. However, if your spouse is your sole beneficiary and is more than 10 years younger than you, your required minimum distribution for each year is based upon the joint life expectancies of you and your spouse. The account balance that is used to determine each year's required minimum amount is the fair market value of each IRA you own as of the prior December 31st, adjusted for outstanding rollovers (or transfers) as of such prior December 31st and recharacterizations that relate to a conversion or failed conversion made in the prior year.

However, no payment will be made from this IRA until you provide the Custodian with a proper distribution request acceptable by the Custodian. Upon receipt of such distribution request, you may switch to a joint life expectancy in determining the required minimum distribution if your spouse was your sole beneficiary as of the January 1st of the relevant distribution calendar year and such spouse is more than 10 years younger than you.

In any distribution calendar year you may take more than the required minimum. However, if you take less than the required minimum with respect to any distribution calendar year, you are subject to a Federal excise tax penalty of 50% of the difference between the amount required to be distributed and the amount actually distributed. If you are subject to that tax, you are required to file IRS Form 5329.

**Reporting the Required Minimum Distribution** - Beginning for minimum distributions that are required for calendar 2003, the Custodian must provide a statement to each IRA owner who is subject to required minimum distributions that contains either the amount of the minimum or an offer by the Custodian to perform the calculation if requested by the IRA owner. The statement must inform the IRA owner that required minimum distributions apply and the date by which such amount must be distributed. The statement must further inform the IRA owner that beginning in 2004; the Custodian must report to the IRS that the IRA owner is required to receive a minimum for the calendar year.

**Death Distributions -** If you die before your required beginning date and you have a designated beneficiary, the balance in your IRA will be distributed to your beneficiary over the longer of the beneficiary's single life expectancy or your remaining life expectancy. These distributions must commence no later than December 31st of the calendar year following the calendar year of your death. However, if your spouse is your sole beneficiary, these distributions are not required to commence until the December 31st of the calendar year you would have attained the age of 70½, if that date is later than the required commencement date in the previous sentence. If you die before your required beginning date and you do not have a designated beneficiary, the balance in your IRA must be distributed no later than the December 31st of the calendar year that contains the fifth anniversary of your death.

If you die on or after your required beginning date and you have a designated beneficiary, the balance in your IRA will be distributed to your beneficiary over the beneficiary's single life expectancy. These distributions must commence no later than December 31st of the calendar year following the calendar year of your death. If you die on or after your required beginning date and you do not have a designated beneficiary, the balance in your IRA must be distributed over a period that does not exceed your remaining single life expectancy determined in the year of your death reduced by one each year thereafter. However, the required minimum distribution for the calendar year that contains the date of your death is still required to be distributed. Such amount is determined as if you were still alive throughout that year. If your spouse is your sole beneficiary, your spouse may elect to treat your IRA as his or her own IRA, whether you die before or after your required beginning date. If you die after your required beginning date and your spouse elects to treat your IRA as his or her own IRA, any required minimum that has not been distributed for the year of your death must still be distributed to your surviving spouse and then the remaining balance can be treated as your spouse's own IRA.

## PROHIBITED TRANSACTIONS

If you or your beneficiaries engage in a prohibited transaction (as defined under Section 4975 of the Internal Revenue Code) with your IRA, it will lose its tax exemption and you must include the value of your account in your gross income for that taxable year. If you pledge any portion of your IRA as collateral for a loan, the amount so pledged will be treated as a distribution and will be included in your gross income for that year.

## PENALTIES

If you are under age 59 ½ and receive a premature distribution from your IRA, an additional 10% income tax will apply on the taxable amount of the distribution unless an exception applies. If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account. If you are age 70½ or over or if you should die, and the appropriate required minimum distributions are not made from your IRA, an additional tax of 50% is imposed upon the difference between what should have been distributed and what was actually distributed.

You must file IRS Form 5329 with the Internal Revenue Service for any year an additional tax is due. You must file IRS Form 8606 for any year you make a nondeductible IRA contribution, rollover after-tax employee contributions from your employer's plan, repay a Qualified Reservist Distribution, convert from your traditional IRA to a Roth IRA or recharacterize a contribution to your traditional IRA. The penalty for not filing Form 8606, when required, is $50.

## INCOME TAX WITHHOLDING

All withdrawals from your IRA (except certain transfers any recharacterization) are subject to Federal income tax withholding. You may, however, elect not to have withholding apply to your IRA distribution in most cases. If withholding does apply to your distribution, the applicable rate of withholding is 10% of the amount of the distribution. In addition to Federal income tax withholding, distributions from IRAs may also be subject to state income tax withholding.

## TRANSFERS

**Transfers Between "Like" IRAs -** A direct transfer of all or a portion of your funds is permitted from this IRA to another traditional IRA or visa versa. Transfers do not constitute a distribution since you are never in receipt of the funds. The monies are transferred directly to the new trustee or custodian. If you should transfer all or a portion of your IRA to your former spouse's IRA under a divorce decree (or under a written instrument incident to divorce) or separation instrument, you will not be deemed to have made a taxable distribution, but merely a transfer. The portion so transferred will be treated at the time of the transfer as the IRA of your spouse or former spouse. If your spouse is the

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10) H-12 **Subscription Agreement – Exhibit H**
A/75964416.3

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

beneficiary of your IRA, in the event of your death, your spouse may "assume" your IRA. The assumed IRA is then treated as your surviving spouse's IRA.

**Qualified Charitable Distributions -** If an IRA owner is exactly age 70½ or over, the IRA owner may direct the IRA trustee or custodian to transfer up to $100,000 per year from the IRA to a qualified charity. Such transfer will not be subject to Federal income taxes. Qualified Charitable Distributions may also be made by a beneficiary who is exactly age 70½ or over. Qualified Charitable Distributions are not subject to Federal income tax withholding. SEP IRAs or SIMPLE IRAs are not permitted to be transferred under this rule.

The amount transferred will be treated as coming from the taxable portion of the IRA and will be an exception to the pro-rata basis recovery rules applicable to traditional IRAs. The tax-free transfer to a qualified charity applies only if the IRA owner could otherwise receive a charitable deduction with respect to the transferred amount. In other words, it must be made to a qualified charitable organization that the taxpayer would have otherwise been able to take a tax deduction for making the charitable contribution. However, since such transfer will be tax-free, the taxpayer may not also take a charitable deduction on his or her tax return.

Since the eligible individual must be at least exactly age 70½ or over, the taxpayer is also subject to required minimum distributions with respect to his or her traditional IRA. However, any amount transferred to the qualified charity under this rule from a traditional IRA will be treated toward satisfying the individual's required minimum distribution for the year, even though the transferred amount is tax-free.

This provision is effective with respect to distributions transferred directly to a qualified charity beginning in 2006, but applies only for distributions transferred through the end of 2009 unless additional legislation is passed. Although the IRA trustee or custodian must pay the Qualified Charitable Distribution directly to the qualified charity, the taxpayer is responsible for substantiating and reporting the Qualified Charitable Distribution on his or her Federal income tax return. The Trustee or Custodian of the IRA will report the amount transferred on IRS Form 1099-R as if the IRA owner withdrew the money. After the IRA trustee or custodian issues the payment in the name of the charity, the trustee or custodian may deliver the payment to the IRA owner, who then would deliver the payment to the charity.

**Qualified HSA Funding Distribution -** Beginning for contributions made for 2007 and thereafter, a special one-time, tax-free transfer from an IRA to an HSA is permitted. This one-time transfer counts toward the eligible individual's HSA contribution limit for the year of the transfer.

Prior to 2007, if an IRA owner wanted to use the money in an IRA to make an annual HSA contribution, the distribution from the IRA was taxable and subject to the 10% additional tax if the individual was under the age of 59½. Prior law did not provide for a tax-free transfer from an IRA to an HSA.

Beginning for annual HSA contributions made for 2007 or thereafter, an HSA–eligible individual may make an irrevocable once-in-a-lifetime, tax-free "qualified HSA Funding distribution" from an IRA to an HSA, subject however to strict requirements. The amount of the HSA funding distribution must be made in the form of a trustee-to-trustee transfer from the IRA to the HSA. The amount of the transfer cannot exceed the maximum HSA contribution limit for the year that the amount is transferred. Consequently, this one-time transfer from an IRA to an HSA counts toward the individual's total HSA contribution limit for the year depending upon the type of coverage under the HDHP (self-only or family).

## FEDERAL ESTATE AND GIFT TAXES

Generally there is no specific exclusion for IRAs under the estate tax rules. Therefore, in the event of your death, your IRA balance will be includible in your gross estate for Federal estate tax purposes. However, if your surviving spouse is the beneficiary of your IRA, the amount in your IRA may qualify for the marital deduction available under Section 2056 of the Internal Revenue Code. A transfer of property for Federal gift tax purposes does not include an amount which a beneficiary receives from a IRA plan.

## IRS APPROVAL AS TO FORM

This IRA Custodial Agreement has been approved by the Internal Revenue Service as to form. This is not an endorsement of the plan in operation or of the investments offered.

## ADDITIONAL INFORMATION

You may obtain further information on IRAs from your District Office of the Internal Revenue Service. In particular you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).

## FINANCIAL DISCLOSURE

Since you determine the investment program for your IRA and select securities and other assets to be purchased and sold, the value of your IRA will depend on the investment decisions made by you or your investment advisor. No guarantees of any nature concerning growth projections, earnings rates, or future security values are made. No guarantees of any nature concerning growth projections, earnings rates, or future security values are made. All ordinary expenses related to directed security transactions, such as brokerage commissions on purchases and sales, are expenses of the Custodial Account and will be charged directly to the Account.

The Custodian may charge an annual fee on your IRA as well as reasonable hourly charge will be assessed for extraordinary services such as the following:

- Time expended terminating an account
- Searching and tracking down beneficiaries and beneficiary information following the death of the Depositor including court costs for determining the proper course of action.

UMB Bank, n.a. advised that you read the **Advisory Research** Funds prospectus before investing in the IRA. UMB Bank reserves the right to change any of the fees described herein upon thirty days written notice to you.

## ADDITIONAL INFORMATION

You may obtain further information on IRAs from your District Office of the Internal Revenue Service. In particular you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).

**UMB PRIVACY STATEMENT**

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
H-13
Subscription Agreement – Exhibit H
A/75964416.3

**Advisory Research MLP & Energy Infrastructure Fund**
**Subscription Booklet**

UMB Financial Corporation and its family of companies ("UMB") firmly believe that protecting the privacy and security of our customers' information is one of our primary and fundamental responsibilities. We are dedicated to protecting your confidential information as set forth in this Privacy Statement.

We understand that you expect the personal information you have entrusted to us to be handled with great care. We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as necessary to provide UMB services or as otherwise permitted or required by law. Please be assured that we will never provide medical information that we may obtain through insurance applications to any affiliate or to any associate without a need to know.

**OUR SECURITY PROCEDURES.** We keep your information secure by:

- Maintaining physical, electronic and procedural safeguards that comply with or exceed federal standards to guard your nonpublic personal information, including the prompt disposal of all unnecessary customer information.
- Limiting access to information about you to those associates who need to know that information to provide you products or services.
- Training our associates about the importance of maintaining the confidentiality of customer information. We take appropriate disciplinary action to enforce our associates' privacy responsibilities.
- Requiring companies that do work for us on your behalf to protect information, and only provide them with information that we believe is necessary to fulfill their responsibilities.

**INFORMATION WE COLLECT.** We collect and use different types of information about you to assist in servicing your accounts and managing our relationship with you. For example, we will use information we gather to identify you during a transaction in order to protect your identity and your account. Information you provide will also help us understand your financial needs as we design or improve our products and services.

The information we gather comes from a variety of sources, including:

- Information you provide to us (such as name, address and telephone number).
- Information about your transactions with UMB (such as account balance and payment history).
- Information we receive from credit reporting agencies and other companies and agencies (such as your credit history).

**SHARING OR USING INFORMATION ABOUT YOU WITH AFFILIATES.** We are permitted by law to share information about our experiences or transactions involving you or your account with our affiliates. We may also share "other" information about you or your account (such as information we receive from you through applications and information from credit bureaus) with our affiliates. You may instruct us not to share "other" information about you or your account. For more information on how to exercise this option, see the section below entitled *Your Opt Out Choices.* The information we share about you within our family of companies assists in serving you more efficiently, offering you products and services that we believe would benefit you, and making it easier to do business with us.

Our affiliates offer important services and products that provide you with the highest quality financial services. However, you may limit our affiliates from marketing their products or services to you based on credit or transaction information about you that they receive from other UMB companies. This information includes your income, your account balance, your payment history and your credit score. Your decision to limit the marketing offers you receive from our affiliates will not expire unless you revoke it. This limitation does not apply in certain circumstances, such as if you currently do business with one of our affiliates. For more information on how to exercise this option, see the section below entitled *Your Opt Out Choices.*

**YOUR OPT OUT CHOICES.** You may direct us not to allow UMB companies to share or use information about you in two ways:

*Option 1:* Directs UMB not to share certain nonpublic personal information among its affiliates, such as information we receive from you through applications and information from credit bureaus. UMB may still share, by law, experience and transaction information with our affiliates.

*Option 2:* Limits UMB affiliates from marketing their products and services to you based on credit or transaction information about you that they receive from other UMB companies. UMB affiliates will still be able to market products to you, but they will not be able to use application and credit information to do so.

**To opt out, call us at 800.441.9535, or if in Kansas City, call 816.860.5780. When you call, please provide your name, address, social security number and birth date. You should also list the accounts and services you have with us so that we can be sure that we have identified all of our relationships with you. Please designate whether you are selecting Option 1, Option 2 or both.**

You cannot opt out on behalf of any other customer, unless you are a joint accountholder with that person. To opt out for another joint accountholder, you must provide the joint accountholder's name, address, social security number and birth date, as well as all of their accounts and services.

**FOR CREDIT AND DEBIT CARD CUSTOMERS.** If a bank or company name other than UMB appears on your credit or debit card, we will not share nonpublic personal information about you or your account with our affiliates.

**THIRD PARTIES.** We are permitted by law to disclose nonpublic personal information about you in certain circumstances to third parties that are not part of the UMB family of companies. For example, we may share information with companies that print checks for us, mail customer statements or letters or provide data processing services. These companies are acting on our behalf when they provide these services and are obligated by contract to maintain the information they receive in a confidential manner. They are not authorized to use the information for any other purpose. We also provide information:

- When you authorize us to release information
- To credit reporting agencies
- To other parties when it is necessary or helpful in completing a transaction you initiate or to service your account, including other financial institutions and networks involved in processing your transactions
- To comply with a law, regulation, court order or subpoena
- To verify the existence of your account and general information about the condition of your account for a merchant or other financial institution
- In response to an inquiry about whether a check you have written on an account will clear
- To local, state and federal authorities if we believe a crime may have been committed involving your account
- To our independent auditors, consultants or attorneys and agencies that regulate us

We may disclose all of the information we collect as described above to companies that perform marketing services on our behalf or to other financial institutions with which we have joint marketing agreements. Those third parties contractually agree not to use the information for any other purpose.

**EFFECTIVE DATE.** This privacy statement is effective June 1, 2009. We reserve the right to periodically change our statement from time to time, but will not do so without first notifying you of any change.

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10) H-14 **Subscription Agreement – Exhibit H**
A/75964416.3

Advisory Research MLP & Energy Infrastructure Fund
Subscription Booklet

UMB companies that have adopted this Privacy Statement:
UMB Bank, n.a.
UMB Bank Arizona, n.a.
UMB Bank Colorado, n.a.
UMB National Bank of America
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMBCDC, Inc.

Copyright 1994-2010, PenServ Plan Services, Inc.
Control 05002 SD.doc (4-10) (4-10)
Subscription Agreement – Exhibit H

H-15